                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      AMERICAN INDUSTRIAL PROPERTIES REIT
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
     (5) Total fee paid:
--------------------------------------------------------------------------------

     [ ] Fee previously paid with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
     (3) Filing Party:
--------------------------------------------------------------------------------
     (4) Date Filed:
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

                      AMERICAN INDUSTRIAL PROPERTIES REIT
                               ------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 12, 1997
                               ------------------

TO THE SHAREHOLDERS OF AMERICAN INDUSTRIAL PROPERTIES REIT:

     You are cordially invited to attend a special meeting of shareholders of American Industrial Properties REIT (the "Trust") to be held at 2200 Ross Avenue, 9th Floor, Dallas, Texas 75201, on Friday, December 12, 1997 at 9:00 a.m. Dallas time (the "Special Meeting"), for the following purposes:


          1. To approve the issuance by the Trust of up to an aggregate of $75 million of Common Shares in a private placement of securities.


          2. To transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.


     Only holders of record of Common Shares of the Trust on November 20, 1997 will be entitled to notice of, and to vote at, the Special Meeting or any postponements or adjournments thereof.


     A copy of the Proxy Statement relating to the Special Meeting accompanies this Notice of Special Meeting of Shareholders. Each shareholder is urged to read the Proxy Statement in its entirety.

                             YOUR VOTE IS IMPORTANT


     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING REGARDLESS OF THE NUMBER OF COMMON SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE SPECIAL MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, YOU MAY ENSURE YOUR REPRESENTATION BY COMPLETING, SIGNING, DATING AND PROMPTLY RETURNING THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE OR BY FAXING IT TO (781) 575-2534. FAXED PROXIES WILL BE ACCEPTED THROUGH 5:00 P.M. DALLAS TIME ON DECEMBER 11, 1997. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.


                                            By Order of the Trust Managers,

                                            /s/ MARC A. SIMPSON
                                            Marc A. Simpson
                                            Secretary and Chief Financial
                                            Officer

6210 N. Beltline Road
Suite 170
Irving, Texas 75063
(972) 756-6000

November 17, 1997

                      AMERICAN INDUSTRIAL PROPERTIES REIT
                             6210 N. BELTLINE ROAD
                                   SUITE 170
                              IRVING, TEXAS 75063
                                 (972) 756-6000
                               ------------------

                                PROXY STATEMENT
                               ------------------

                        SPECIAL MEETING OF SHAREHOLDERS
                               DECEMBER 12, 1997
                               ------------------


     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Trust Managers of American Industrial Properties REIT, a Texas real estate investment trust (the "Trust"), for use at the special meeting of shareholders to be held at 2200 Ross Avenue, 9th Floor, Dallas, Texas 75201 at 9:00 a.m. Dallas time on Friday, December 12, 1997 (the "Special Meeting"). Accompanying this Proxy Statement is the Proxy for the Special Meeting, which you may use to indicate your vote as to each of the proposals described in this Proxy Statement. This Proxy Statement and the accompanying Proxy are first being mailed to shareholders on or about November 22, 1997.



     The close of business on November 20, 1997 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. As of the record date, the Trust had outstanding approximately 4,640,016 common shares of beneficial interest, $0.10 par value per share (the "Common Shares"), the only outstanding security of the Trust entitled to vote at the Special Meeting.


     At the Special Meeting, action will be taken: (i) to approve the issuance by the Trust of up to an aggregate of $75 million of Common Shares in a private placement (the "Private Placement"); and (ii) to transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.


     The rules and regulations (the "NYSE Rules") of the New York Stock Exchange ("NYSE") require the approval of the Trust's shareholders for the issuance of Common Shares which have voting power equal to or in excess of 20% of the voting power outstanding before such issuance if the price per Common Share is less than the market value thereof. While the price per Common Share in the Private Placement is subject to negotiation, it is possible that such price will be less than $13.625, the closing price per Common Share as reported on the NYSE on November 14, 1997, but in no event will such sale price be less than $13.50 per Common Share. Because the Private Placement will result in the issuance of greater than 20% of the voting power at a price potentially below the market price, the Trust is soliciting approval of the Trust's shareholders for the Private Placement.


     The Private Placement offers the Trust the opportunity to obtain funds to finance additional growth through property acquisitions and to enhance its financial position. If the Private Placement is approved, the Trust will have the flexibility to issue up to an aggregate of $75 million of Common Shares to one or more accredited investors. The net proceeds of the Private Placement will be used to purchase additional properties. The issuance of Common Shares in the Private Placement will result in dilution to the Trust's current shareholders. Certain clients and affiliates of Morgan Stanley Asset Management Inc. ("MSAM") and MS Real Estate Special Situations, Inc. ("MSRE") (collectively, the "MSAM Purchasers"), ABKB/LaSalle Securities Limited Partnership ("ABKB") (as agent for and for the benefit of certain clients), and LaSalle Advisors Limited Partnership ("LaSalle Advisors") (as agent for and for the benefit of certain clients) shall have certain preemptive rights if the Private Placement is consummated. There can be no assurance, however, that the Private Placement will be consummated or if it is consummated that such parties will exercise their preemptive rights. See "Proposal One -- Approval of Private Placement."

     Pursuant to the NYSE Rules, proposal one requires the approval of the holders of a majority of the Trust's Common Shares present in person or by proxy at a meeting at which a quorum is present. A shareholder is entitled to cast one vote for each Common Share held on the record date on all matters to be considered at the Special Meeting.


     Shareholders are urged to sign the accompanying Proxy, and after reviewing the information contained in this Proxy Statement, to return the Proxy in the envelope enclosed for that purpose or to fax their proxies to (781) 575-2543. Faxed proxies will be accepted through 5:00 P.M. Boston time on December 11, 1997. Valid Proxies will be voted at the Special Meeting and at any postponements or adjournments thereof in the manner specified therein. If no direction is given, but the Proxy is validly executed, such Proxy will be voted FOR proposal one. IN THEIR DISCRETION, THE PERSONS AUTHORIZED UNDER THE PROXIES WILL VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.


     A shareholder may revoke his, her or its Proxy at any time before it is voted either by filing with the Secretary of the Trust at its principal executive office a written notice of revocation, by submitting a duly executed Proxy bearing a later date, or by attending the Special Meeting and expressing a desire to vote his, her or its Common Shares in person.


     The holders of a majority of the Common Shares issued and outstanding and entitled to vote, present in person or represented by proxy (2,320,009 Common Shares), shall constitute a quorum for the transaction of business at the Special Meeting. If such quorum should not be present at the Special Meeting, the Special Meeting may be adjourned from time to time without notice, other than announcement at the Special Meeting, until a quorum shall be present. The approval of the holders of a majority of the Common Shares present in person or by proxy at the Special Meeting is required to approve proposal one. The members of the Board of Trust Managers, management of the Trust and the Majority Shareholders, who collectively own 71.51% of the Trust's outstanding Common Shares, have advised the Trust that they intend to vote in favor of proposal one.


     Abstentions and broker non-votes (where a nominee holding Common Shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise discretionary authority with respect thereto) will be included in the determination of the number of Common Shares present at the Special Meeting for quorum purposes. Abstentions and broker non-votes will have the same effect as a vote against the proposals. Failure to return the Proxy or failure to vote at the Special Meeting will have the same effect as a vote against the proposals.

     The Trust's principal executive offices are located at 6210 N. Beltline Road, Suite 170, Irving, Texas 75063.

     THE INFORMATION SET FORTH IN THIS PROXY STATEMENT (INCLUDING REFERENCES TO THE NUMBER OF COMMON SHARES, PER SHARE AMOUNTS AND THE MARKET PRICES OF THE COMMON SHARES) HAS BEEN ADJUSTED TO REFLECT THE TRUST'S ONE-FOR-FIVE REVERSE SHARE SPLIT WHICH WAS APPROVED BY THE TRUST'S SHAREHOLDERS AND BECAME EFFECTIVE ON OCTOBER 15, 1997.

                                  PROPOSAL ONE

                         APPROVAL OF PRIVATE PLACEMENT

INVESTMENT AGREEMENTS


     The Trust is proposing to issue for cash up to $75 million of Common Shares to one or more accredited investors (the "Investors") pursuant to one or more Investment Agreements (the "Investment Agreements"). The sale price of the Common Shares (the "Sales Price") provided in the Investment Agreement will be based upon arm's length negotiations between management of the Trust, Prudential Securities Incorporated (the placement agent for the Private Placement) and the Investors. The Sale Price may be at a discount to the closing sale price of the Common Shares on the NYSE on the date hereof or on the closing date of the Private Placement; provided, however, the Trust will not issue any Common Shares in the Private Placement for less than $13.50 per Common Share. On November 14, 1997, the closing price of the Common Shares on the NYSE was $13.625. The Trust will use the net proceeds of the Private Placement for the acquisition of additional real estate.


     In order to protect the Trust's real estate investment trust ("REIT") status under the Internal Revenue Code of 1986, as amended (the "Code"), and pursuant to the requirements of the Trust's Third Amended and Restated Declaration of Trust, the issuance of Common Shares to the Investors in the Private Placement will be expressly conditioned on the representations and warranties of the Investors that upon the issuance of Common Shares, and at all times thereafter, the Investor will not own directly or indirectly more than 9.8% of the number or value of the outstanding Common Shares after applying the applicable attribution provisions of the Code.

     The Investors will not receive preemptive rights in connection with their purchases.

     Any Investor that purchases a significant portion of the Common Shares in the Private Placement may require that the Trust Managers increase the size of the Board and appoint the Investor's designee to fill the vacancy caused by the increase in size of the Board. Smaller Investors may require that it be granted observation rights with respect to the Trust's Board of Trust Managers, including the right to obtain full and timely notice of all meetings of the Trust Managers and to designate a person to attend in person or by telephone all meetings of the Trust Managers or their committees. If an Investor receives such observation rights, the Trust shall require the Investor and its designee to execute a confidentiality agreement.

     The Trust Managers contemplate that the Trust may be required to be covenant that the Trust will not issue any additional debt or senior equity securities prior to achieving a certain market capitalization threshold (calculated in a similar manner to "Equity Capitalization" discussed below under "-- Preemptive Rights") without the consent of the Investor, unless the proceeds of such debt or senior equity securities will be used to acquire real estate.

     The Trust Managers expect that as a condition to closing the Private Placement, the Trust will be required to enter into a registration rights agreement with the Investor granting the Investor the right to demand that the Trust register the Common Shares acquired in the Private Placement or, if the Trust is registering Common Shares for its own account or for the account of any of its security holders, that the Trust also register the Common Shares issued in the Private Placement.

     Although the Trust Managers expect that the Trust will close the Private Placement prior to December 31, 1997, there can be no assurance that the Private Placement will, in fact, be consummated or if consummated, when it will be consummated.

PREEMPTIVE RIGHTS

     The Common Share Purchase Agreement dated as of June 20, 1997 between the Trust and the MSAM Purchasers (the "MSAM Agreement") provides that if the Trust issues additional Common Shares after the effective date of the MSAM Agreement (specifically excluding any conversion by USAA Real Estate Company, Inc. ("Realco") of the Modified Notes (as defined below), any issuances to Realco or its affiliates in connection with the merger of such affiliates with and into the Trust and any issuance pursuant to the Trust's Employee and Trust Manager Incentive Share
Plan) (each such non-excluded issuance, a "Subsequent Offering"), the MSAM Purchasers shall have the right to purchase, on the same terms and conditions as the other purchasers in the Subsequent Offering, a proportionate number of Common Shares so that the MSAM Purchasers maintain their same percentage ownership of Common Shares (the "MSAM Preemptive Rights"). With respect to each Subsequent Offering in the amount of $10 million or more, the MSAM Preemptive Rights are limited so that the amount of Common Shares that the MSAM Purchasers may acquire in the aggregate pursuant to the MSAM Preemptive Rights shall be reduced by 5% of the total number of Common Shares outstanding (on a fully-diluted basis) after each such Subsequent Offering. The MSAM Preemptive Rights shall terminate when the value of the outstanding Common Shares and Common Share equivalents based on ten days' average closing prices on the NYSE (the "Equity Capitalization") equals $150 million.

     The Common Share Purchase Agreements dated as of July 3, 1997 between the Trust and ABKB (as agent for and for the benefit of particular clients) and the Common Share Purchase Agreement dated as of July 3, 1997 between the Trust and LaSalle Advisors (as agent for and for the benefit of a particular client) (collectively, the "ABKB Agreements") provide ABKB and LaSalle Advisors with the same preemptive rights as those held by the MSAM Purchasers (the "ABKB Preemptive Rights").

     If the Private Placement is consummated, the MSAM Purchasers, pursuant to the MSAM Preemptive Rights, and ABKB and LaSalle Advisors, pursuant to the ABKB Preemptive Rights, shall have the right to acquire additional Common Shares, each as described above.

REASONS FOR THE PRIVATE PLACEMENT

     The purpose of the Private Placement is to obtain funds to finance additional growth through property acquisitions. The Private Placement should also enhance the Trust's financial structure and should afford the Trust additional flexibility to finance additional growth by taking advantage of the lower prevailing interest rates in today's financial markets or by raising additional equity capital in the capital markets due to the Trust's improved capital structure.

     The Trust Managers also considered certain potential negative factors associated with the Private Placement. First, the Sale Price may be at a discount to the closing price of the Common Shares on the NYSE on either the date hereof or the closing date of the Private Placement, or both. Second, the sale of Common Shares in the Private Placement will reduce the percentage ownership of the Trust's existing shareholders. Third, the Investment Agreement may contain certain restrictive covenants including potentially limiting the Trust's ability to issue any additional debt or senior equity securities prior to achieving a certain Equity Capitalization threshold without the consent of the Investors, unless the proceeds of such debt or senior equity securities will be used to acquire real estate.

     After weighing the aforementioned factors, the Trust Managers determined that the advantage of possible additional growth the Trust might achieve with the proceeds of the Private Placement outweighs the negative factors and that the Private Placement is in the best interests of the Trust and its shareholders. The Trust Managers believe the additional growth that the Trust may achieve upon completion of the Private Placement will provide the shareholders with the best opportunity for long-term growth of their investment in the Trust.

SHAREHOLDER VOTE


     The affirmative vote of the holders of a majority of the Common Shares present in person or represented by proxy and entitled to vote at the Special Meeting, provided a quorum is present, is required to approve the Private Placement. The Trust Managers have unanimously approved the proposal, subject to shareholder approval. Realco, the MSAM Purchasers, ABKB, LaSalle Advisors and management of the Trust have advised the Trust that they intend to vote their collective 3,317,865 Common Shares (71.52% of the outstanding Common Shares) in favor of proposal one. See "Security Ownership of Certain Beneficial Owners and Management."

RECOMMENDATION OF THE TRUST MANAGERS

     THE TRUST MANAGERS UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS VOTE FOR PROPOSAL ONE.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT


     The following table sets forth certain information regarding the beneficial ownership of Common Shares by (i) each Trust Manager, (ii) the Trust's Chief Executive Officer and each executive officer of the Trust, (iii) all Trust Managers and executive officers of the Trust as a group, and (iv) to the Trust's knowledge, by any person owning beneficially more than 5% of the outstanding shares of such class, in each case at October 31, 1997. The percentage ownership of each person assumes (i) the conversion of the Modified Notes held by Realco into 544,962 Common Shares, (ii) the purchase of an additional 199,169 Common Shares by clients and affiliates of MSAM pursuant to the MSAM Agreement, (iii) the exercise of vested options to purchase an aggregate 39,000 Common Shares, and (iv) the exercise of vested warrants to purchase 40,000 Common Shares. Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all Common Shares shown as beneficially owned by such person.



                                                       AMOUNT AND NATURE           PERCENTAGE
                 BENEFICIAL OWNER                   OF BENEFICIAL OWNERSHIP         OF CLASS
                 ----------------                   -----------------------        ----------
Theodore R. Bigman................................             2,000(1)               *
William H. Bricker................................             2,400(1)               *
T. Patrick Duncan.................................               600                  *
Robert E. Giles...................................             2,750(1)               *
Edward B. Kelley..................................             1,000                  *
Russell C. Platt..................................             2,000(1)               *
Stanley J. Kraska, Jr.............................             2,000(1)(2)            *
Charles W. Wolcott................................            26,600(3)               *
Marc A. Simpson...................................             6,900(4)               *
David B. Warner...................................             5,200(4)               *
Lewis D. Friedland................................             7,000(5)               *
USAA Real Estate Company..........................         1,185,403(6)              21.70%
  8000 Robert F. McDermott Freeway
  IH-10 West, Suite 600
  San Antonio, Texas 78230-3884
ABKB/LaSalle Securities Limited Partnership
LaSalle Advisors Limited Partnership
William K. Morrill, Jr.
Stanley J. Kraska, Jr.
Keith R. Pauley...................................         1,224,489(7)              22.41%
  200 East Randolph Drive
  Chicago, Illinois 60603
Morgan Stanley, Dean Witter, Discover & Co.
The Morgan Stanley Real Estate Special
Situations Fund I, L.P.
The Morgan Stanley Real Estate Special
Situations Fund II, L.P.
Morgan Stanley Asset Management Inc...............         1,632,653(8)(9)           29.88%
  1221 Avenue of the Americas
  New York, New York 10020
All Trust Managers and executive officers as a
  group (11 persons)..............................            58,450                  1.07%

---------------

 *  Ownership is less than 1% of outstanding Common Shares.

(1) Includes 2,000 Common Shares that may be purchased upon exercising vested options.

(2) See note (7) below.


(3) Includes 10,000 Common Shares that may be purchased upon exercise of vested options.



(4) Includes 4,000 Common Shares that may be purchased upon exercise of vested options.



(5) Includes 7,000 Common Shares that may be purchased upon exercise of vested options.



(6) Includes (i) 544,962 Common Shares into which the Modified Notes held by Realco may be converted (assuming a $10.00 per share conversion price) and
    (ii) 4,000 Common Shares that may be purchased upon exercise of vested options acquired from Messrs. Duncan and Kelley. As Trust Managers of the Trust, Messrs. Duncan and Kelley each received vested options to purchase 2,000 Common Shares, which they then transferred to Realco pursuant to Realco's internal policies.


(7) Based upon the Schedule 13D filed jointly by the listed reporting persons with the Commission on July 21, 1997, (i) ABKB has sole voting and dispositive power over 782,449 Common Shares; (ii) LaSalle Advisors has sole voting and dispositive power over 442,040 Common Shares; and (iii) each of Messrs. Morrill, Kraska and Pauley, as a managing director of both ABKB and LaSalle Advisors, has sole voting and dispositive power over the 782,449 Common Shares controlled by ABKB and the 442,040 Common Shares controlled by LaSalle Advisors (an aggregate 1,224,489 Common Shares). Messrs. Morrill, Kraska and Pauley disclaim, however, beneficial ownership of the 1,224,489 Common Shares, but state that as a group, the reporting persons have the sole power to vote and dispose of 1,224,489 Common Shares.

(8) Includes 199,169 Common Shares that may be acquired by certain clients and affiliates of MSAM in connection with the MSAM Agreement.


(9) Based upon the Schedule 13D filed jointly by the listed reporting persons with the Commission on July 18, 1997, (i) Morgan Stanley, Dean Witter, Discover & Co. has sole voting and dispositive power over 125,588 Common Shares and shared voting and dispositive power over 1,307,895 Common Shares;
    (ii) MSAM has shared voting and dispositive power over 1,307,895 Common Shares; (iii) The Morgan Stanley Real Estate Special Situations Fund I, L.P. has shared voting and dispositive power over 376,766 Common Shares; and (iv) The Morgan Stanley Real Estate Special Situations Fund II, L.P. has shared voting and dispositive power over 465,332 Common Shares. Pursuant to separate investment management agreements between MSAM and certain of its clients, MSAM has been granted voting and dispositive power with respect to the Common Shares held by each client.


                             PRINCIPAL ACCOUNTANTS

     Representatives of Ernst & Young LLP, the Trust's principal accountants for the fiscal year ended December 31, 1996 and for the fiscal year ending December 31, 1997, will be present at the Special Meeting to respond to appropriate questions from shareholders and to make a statement if they desire.

                           PROPOSALS BY SHAREHOLDERS

     A proper proposal submitted by a shareholder for presentation at the Trust's Annual Meeting to be held in 1998 and received at the Trust's principal executive office no later than January 12, 1998 will be included in the Proxy Statement and Proxy relating to such Annual Meeting.

                                 OTHER MATTERS

     The Trust Managers are aware of no other matter that will be presented for action at the Special Meeting.

     IF SUCH PROPOSALS OR ANY OTHER MATTERS REQUIRING A VOTE OF THE SHAREHOLDERS PROPERLY COMES BEFORE THE SPECIAL MEETING, THE PERSONS AUTHORIZED UNDER THE PROXIES WILL VOTE AND ACT ACCORDING TO THEIR BEST JUDGMENT.

                                    EXPENSES

     The expense of preparing, printing and mailing proxy materials to the Trust's shareholders will be borne by the Trust. The Trust has engaged The Herman Group, Inc. to assist in the mailing of proxies to shareholders. Proxies may be solicited personally or by telephone by officers and employees of the Trust, none of whom will receive additional compensation therefor. In addition to mailing this material to Trust shareholders, the Trust has asked banks and brokers to forward copies to persons for whom they hold shares of the Trust and to request authority for execution of the Proxies. The Trust will reimburse the banks and brokers for their reasonable out-of-pocket expenses in doing so. The expense of preparing, printing and mailing the Proxy Statement and all supplemental materials, as well as the cost of the solicitors and attorneys, are anticipated to be approximately $75,000 and will be borne by the Trust. Of these expenses, the estimated fees for The Herman Group, Inc. are $5,000. The Herman Group, Inc. also will be reimbursed for reasonable out-of-pocket expenses.

                            SELECTED FINANCIAL DATA


     The following table sets forth selected financial data for the Trust and its subsidiaries for the nine months ended September 30, 1997 and 1996 (unaudited) and for each of the five years in the period ended December 31, 1996 (audited). This information should be read in conjunction with the discussion set forth below under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Trust and accompanying Notes included elsewhere in this Proxy Statement.



                                  NINE MONTHS
                              ENDED SEPTEMBER 30,                  YEAR ENDED DECEMBER 31,
                              -------------------    ----------------------------------------------------
                                1997       1996       1996       1995       1994       1993        1992
                              --------    -------    -------    -------    -------    -------    --------
                                            (IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)
OPERATING DATA:
  Total revenues............  $  8,223    $ 8,785    $11,478    $11,779    $11,226    $10,641    $ 15,139
  Loss from operations(a)...    (2,414)    (3,069)    (4,732)    (4,338)    (4,311)    (5,121)    (18,719)
  Net income (loss)(a)......       541     (1,702)     1,255     (4,584)    (4,655)    (7,867)    (17,593)
  Per share:(b)
    Loss from
      operations(a).........  $  (0.86)   $ (1.69)   $ (2.60)   $ (2.40)   $ (2.35)   $ (2.85)   $ (10.30)
    Net income (loss)(a)....      0.19      (0.94)      0.70      (2.55)     (2.55)     (4.35)      (9.70)
    Distributions paid......        --       0.20       0.20       0.20         --       0.80        1.00
BALANCE SHEET DATA:
  Total assets..............  $105,089    $82,412    $78,936    $89,382    $92,550    $88,297    $110,446
  Total debt................    46,830     62,645     53,216     62,815     65,613     57,078      68,578
  Shareholders' equity......    54,540     17,183     22,683     19,248     24,196     28,851      38,171


---------------


(a) Loss from real estate operations and net loss for 1995, 1994 and 1992 include provisions for possible losses on real estate of $600, $650 and $14,094, respectively. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for discussion of extraordinary gains and losses of $5,810, ($55), ($344), ($2,530) and $1,910 in 1996, 1995, 1994, 1993 and 1992, respectively, and $2,643 and $1,367 for the nine months ended September 30, 1997 and 1996, respectively.


(b) The share amounts have been restated to reflect the impact of the one for five reverse Common Share split which was approved by the Trust's shareholders and became effective on October 15, 1997.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the Consolidated Financial Statements of the Trust and accompanying Notes included elsewhere in this Proxy Statement. The statements contained in this Proxy Statement that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may differ materially from those included in the forward-looking statements. These forward-looking statements involve risks and uncertainties including, but not limited to, changes in general economic conditions in the markets that could impact demand for the Trust's properties and changes in financial markets and interest rates impacting the Trust's ability to meet its financing needs and obligations.

RESULTS OF OPERATIONS

  Comparison of 1996 to 1995

     The sale of two properties in late 1996 and the purchase of a property in August 1995 resulted in a net decrease in 1996 property revenue and net operating income of $67,000 and $51,000, respectively, when compared to 1995. On a same property basis, property revenues decreased from $10,209,000 in 1995 to $10,186,000 in 1996, a decrease of 0.2%, comprised of a 2.9% increase in revenue related to industrial properties and a 6.2% decrease in revenue at the Trust's retail property. The decrease in revenue at the Trust's retail property stemmed principally from lower percentage rents ($115,000) and slower leasing of vacancies and is partially attributable to the opening of a new regional mall in Denver during the third quarter of 1996. Overall leased occupancy of the Trust's portfolio was 94.2% at December 31, 1996 compared to 93.7% at December 31, 1995.

     On a same property basis, net operating income (which is defined as property revenues less property operating expenses and which does not include depreciation and amortization, interest expense, Trust administration and overhead expenses or provision for possible losses on real estate) decreased from $6,704,000 in 1995 to $6,494,000 in 1996, a decrease of 3.1%. This overall decrease is comprised of a 0.5% increase related to industrial properties and a 10.7% decrease related to the Trust's retail property. The decrease in the Trust's retail property is a result of the decrease in revenue explained above. Same property operating expenses increased by 5.3%, reflecting an increase in repairs and maintenance expenses and tenant refit costs of $98,000 in 1996. On a same property basis, loss from operations increased from $4,964,000 in 1995 to $5,351,000 in 1996 (see following explanation).

     Loss from operations increased from $4,338,000 in 1995 to $4,732,000 in 1996 as a result of the decrease in net operating income explained above, a decrease in total interest expense of $584,000 (due to the larger accrual of default rate interest on the Trust's $45.2 million in 8.8% unsecured notes payable (the "MLI Notes") in 1995), the provision of $600,000 for possible losses on real estate in 1995, an increase in litigation, refinancing and proxy costs of $568,000 (due to the shareholder litigation in 1996), an increase in Trust administration and overhead expenses of $406,000 (due to the accrual of $240,000 in incentive compensation, higher legal fees and increased Trust Manager compensation in 1996) and a decrease in interest income (due to higher invested balances in 1995 from the nonpayment of interest to the Trust's unsecured lender).

     During 1996, the Trust sold two industrial properties and recognized a gain on sale of $177,000, compared to the sale of one property in 1995 resulting in a loss on sale of $191,000. In 1996, the Trust recognized an extraordinary gain on extinguishment of debt of $5,810,000, or $3.20 per share, pursuant to settlement of litigation with The Manufacturers Life Insurance Company and The Manufacturers Life Insurance Company (U.S.A.) (collectively, "MLI").

  Comparison of 1995 to 1994

     Property revenues increased from $11,080,000 in 1994 to $11,410,000 in 1995, resulting from the stabilization in occupancy of the Trust's portfolio and improving rental rates in selected markets. Property operating expenses decreased from $3,952,000 in 1994 to $3,851,000 in 1995, primarily due to the net effect of a sale of a property in February 1995 and the purchase of a property in August 1995. Property net operating income increased from $7,128,000 in 1994 to $7,559,000 in 1995, an increase of 6.0%. On a same property basis, net operating income increased from $6,927,000 in 1994 to $7,474,000 in 1995, an increase of 7.9%. Overall leased occupancy of the portfolio was 93.7% at December 31, 1995 compared to 93.2% at December 31, 1994.

     Loss from operations increased from $4,311,000 in 1994 to $4,338,000 in 1995 as a result of the increase in net operating income and an increase in interest income of $223,000 (due to higher invested balances resulting from the nonpayment of interest to the Trust's unsecured lender), a decrease in total administrative expenses of $128,000 (as a result of two proxy contests in 1994 versus one in 1995), a net increase in interest expense of $1,215,000 (due to the November 1994 refinancing transaction and the default rate interest accrued by the Trust in 1995 of $724,000), a decrease in depreciation and amortization of $356,000 (due to the Trust's property transactions in 1995), and a decrease in provision for possible losses on real estate of $50,000 (due to the timing of writedowns related to properties held for sale).

     During 1995, the Trust recognized a loss of $191,000 on the sale of its Quadrant property and an extraordinary loss of $55,000 related to the prepayment of an outstanding mortgage loan. In 1994, the Trust recognized an extraordinary loss of $344,000 on the partial in-substance defeasance of Zero Coupon Notes due 1997.

     During 1995, the Trust incurred approximately $980,000 in expenses related to litigation, a proxy contest in connection with issues before the shareholders at the Trust's annual meeting and attempted recapitalization costs, compared to approximately $1,027,000 in 1994. During 1994, the Trust had no litigation expenses but incurred costs related to two proxy contests.

     The Trust recorded a provision for possible loss on real estate related to its Patapsco property at December 31, 1995 of $600,000. This provision follows a $650,000 provision made at December 31, 1994. The Trust began marketing this property in early 1995.


  Comparison of Nine Months Ended September 30, 1997 to September 30, 1996



     The overall occupancy of the Trust's portfolio on September 30, 1997 was 92.7%, compared to 92.0% on September 30, 1996 and 93.7% on June 30, 1997. When comparing the nine months ended September 30, 1997 with the same period in 1996, property revenues decreased from $8,639,000 in 1996 to $7,787,000 in 1997 and property operating expenses decreased from $2,917,000 in 1996 to $2,758,000 in 1997, primarily as a result of the sale of two properties during the fourth quarter of 1996 and one property during the first quarter of 1997. When comparing the nine months ended September 30, 1997 to the same period in 1996 on a same property basis, revenue increased 6.3% and net operating income increased 6.6% for the Trust's industrial properties whereas revenue decreased 9.1% and net operating income decreased 18.0% for the Trust's retail property. The decline in the performance of the Trust's retail property was primarily related to nonrecurring collections of approximately $85,000 in lease termination fees and $76,000 in percentage rents in 1996, bad debt writeoffs of approximately $20,000 in 1997 and a decline in average occupancy from 85.0% in 1996 to 82.6% in 1997. As noted above, the Trust is continuing its efforts to increase leasing at this property.



     The Trust had a net loss from operations of $2,414,000 for the nine months ended September 30, 1997 compared to $3,069,000 for the same period in 1996. This improvement is related to an increase in interest income of $290,000 (due to net proceeds of $31.3 million received from a private placement in July
1997), a decrease in litigation, proxy and reorganization expenses of $565,000 (due to the settlement of litigation and contested proxy contests in 1996), a net decrease in interest expense of $551,000 (due to the paydown/ forgiveness of certain debt in 1996, offset by the accrual of $835,000 in interest expense related to the expected conversion of debt to equity), a decrease in net operating income of $693,000 explained above and an increase in administration and overhead of $130,000 (due to an increase in the number of employees from six to eleven, the addition of five Trust Managers in 1997, higher legal and consulting fees in 1997, expenses associated with the move of the Trust's offices, and an offsetting $240,000 in incentive compensation in January 1996).

  Analysis of Cash Flows Comparison of 1996 to 1995

     Cash flow used in operating activities in 1996 was $5,658,000. This deficit reflects the results of property operations, interest expense, administrative expenses and an increase in restricted cash of $707,000 as a result of the Trust's property financing in 1996. Interest expense reflects several items of nonrecurring nature, including a decrease in accrued interest of $2,986,000 related to the settlement of the MLI litigation in 1996, the accrual of $369,000 of default rate interest which was ultimately forgiven and approximately $535,000 related to principal which was forgiven in November 1996 and February 1997. In addition, administrative expenses includes $1,548,000 of litigation, refinancing and proxy costs which relate to special situations and should not be considered to be recurring expenses. Management believes that, in the future, cash flow provided by operations will increase due to the elimination of the nonrecurring items described above and the Trust's plans to attract capital and pursue a growth strategy.

     Cash flow provided by investing activities in 1996 was $5,173,000, representing proceeds from the sale of two properties and amounts expended on capitalized improvements and leasing commissions. The sale of the two properties was necessary to raise capital with which to make payments under the Trust's option to retire certain indebtedness at a discount.

     Cash flow used in financing activities in 1996 was $3,199,000. This amount reflects proceeds from the mortgage financing on nine properties, the payment of amounts on the option to retire certain indebtedness at a discount, the sale of Common Shares to Realco, and the first quarter distribution to shareholders.

  Comparison of Nine Months Ended September 30, 1997 to September 30, 1996

     Net cash used in operating activities was $517,000 for the nine months ended September 30, 1997. This is primarily the net result of the operational items discussed above, a decrease in accounts payable, other liabilities and tenant security deposits of $268,000 and an increase in accrued interest of $741,000 (due to the accrual of $835,000 in interest related to the expected conversion of debt to equity). Included in net cash used in operating activities is approximately $439,000 in litigation and proxy costs, which management believes is of a nonrecurring nature. Management believes that, in the future, cash flow provided by operations will increase due to the elimination of such nonrecurring items and the Trust's plans to pursue a growth strategy.

     Net cash provided by investing activities was $5,021,000 for the nine months ended September 30, 1997 resulting from the purchase of two properties in August 1997 for $6,404,000, the expenditure of $646,000 for capitalized leasing commissions and improvements to real estate properties and $2,029,000 received from the sale of the Trust's Burnsville property in March 1997.

     Net cash provided by financing activities was $27,308,000, resulting primarily from a private placement of securities in July 1997 for net proceeds of $31.3 million.

  Funds from Operations

     In March 1995, the National Association of Real Estate Investment Trusts ("NAREIT") issued its White Paper on Funds From Operations ("FFO") which clarified the treatment of certain items in determining FFO and recommended additional supplemental disclosures. The Trust has adopted the recommendations of NAREIT and restated its FFO calculation for prior years. The changes promulgated by NAREIT eliminate the add back of depreciation and amortization of non-real estate items, including the amortization of deferred financing costs, in determining FFO. The revised definition of FFO is net income (loss) computed in accordance with generally accepted accounting principles, excluding gains or losses from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. In addition, NAREIT recommends that extraordinary items or significant nonrecurring items that distort comparability should not be considered in arriving at FFO. Accordingly, the Trust does not include the nonrecurring interest accrual related to the expected future conversion of the Modified Notes held by Realco into Common Shares or the default rate interest accrued on the MLI Notes in the determination of FFO. Funds Available for Distribution ("FAD") is also presented as it more accurately portrays the ability of the Trust to make distributions because it reflects capital expenditures. The Trust believes FFO and FAD are appropriate measures of performance relative to other real estate investment trusts ("REITs"). FFO provides investors with an understanding of the ability of the Trust to incur and service debt and make capital expenditures. There can be no assurance that FFO and FAD presented by the Trust is comparable to similarly titled measures of other REITs. While other REITs may not always use a similar definition, this information does add comparability to those which have adopted the NAREIT definitions.

     FFO and FAD should not be considered as an alternative to net income or other measurements under generally accepted accounting principles as an indicator of the Trust's operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity. FFO does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

     The following table shows the Trust's cash flows from its operating, investing and financing activities, prepared in accordance with generally accepted accounting principles.


                                                                     NINE MONTHS ENDED
                                         YEAR ENDED DECEMBER 31,       SEPTEMBER 30,
                                       ---------------------------   -----------------
                                        1996      1995      1994      1997      1996
                                       -------   -------   -------   -------   -------
Net cash (used in) provided by
  operating activities...............  $(5,658)  $ 3,848   $  (594)  $  (517)  $(4,656)
Net cash (used in) provided by
  investing activities...............  $ 5,173   $   144   $(1,476)  $(5,021)  $  (925)
Net cash (used in) provided by
  financing activities...............  $(3,199)  $(3,217)  $ 7,870   $27,308   $  (533)


FFO and FAD are calculated as follows:


                                                             YEAR ENDED DECEMBER 31,
                                                           ---------------------------
                                                            1996      1995      1994
                                                           -------   -------   -------
                                                                 (IN THOUSANDS)
Net income (loss)........................................  $ 1,255   $(4,584)  $(4,655)
Exclude effects of:
  Extraordinary (gain) loss on extinguishment of debt....   (5,810)       55        --
  (Gain) loss on sales of real estate....................     (177)      191        --
  Provision for possible losses on real estate...........       --       600       650
  Real estate depreciation and amortization..............    2,890     2,771     3,102
  Default rate interest accrual..........................      369       724        --
  Extraordinary loss on partial in-substance defeasance
     of Zero Coupon Notes................................       --        --       344
                                                           -------   -------   -------
Funds from operations....................................  $(1,473)  $  (243)  $  (559)
                                                           =======   =======   =======
Funds from operations....................................  $(1,473)     (243)  $  (559)
Capitalized improvements and leasing commissions(a)......   (1,372)   (1,023)   (1,476)
Non-cash effect of straight-line rents on FFO............      193       161       156
                                                           -------   -------   -------
Funds available for distribution.........................  $(2,652)  $(1,105)  $(1,879)
                                                           =======   =======   =======

---------------

(a) The breakdown of capitalized improvements and leasing commissions is as follows for each of the two years ending December 31, 1996 and 1995:


                                                         FYE 12/31/96     FYE 12/31/95
                                                        --------------   --------------
                                                        AMOUNT    PSF    AMOUNT    PSF
                                                        ------   -----   ------   -----
Tenant improvements -- new tenants....................  $  287   $3.32   $  343   $2.58
Tenant improvements -- renewing tenants...............     282    1.93      184    1.30
Leasing costs -- new tenants..........................     245    1.71      168    1.16
Leasing costs -- renewing tenants.....................     144    0.58      107    0.55
Expansions and major renovations......................     414    0.26      221    0.13
                                                        ------           ------
          Total.......................................  $1,372           $1,023
                                                        ======           ======



                                                              Nine Months Ended
                                                                September 30,
                                                              ------------------
                                                               1997       1996
                                                              -------    -------
                                                                (in thousands)
Net income (loss)...........................................  $   541    $(1,702)
Exclude effects of:
  Gain on sale of real estate...............................     (312)        --
  Extraordinary gain on extinguishment of debt..............   (2,643)    (1,367)
  Real estate depreciation and amortization.................    2,102      2,165
  Nonrecurring interest accrual assuming future conversion
     of debt to equity......................................      835         --
  Default rate interest accrual.............................       --        369
                                                              -------    -------
Funds from operations.......................................  $   523    $   535
                                                              =======    =======
Funds from operations.......................................  $  (523)   $  (535)
Capitalized improvements and leasing commissions............     (646)      (925)
Non-cash effect of straight-line rents on FFO...............       73        128
                                                              -------    -------
Funds available for distribution............................  $   (50)   $(1,332)
                                                              =======    =======



LIQUIDITY AND CAPITAL RESOURCES



     In June 1997, the Trust entered into the MSAM Transaction and in July 1997 entered into the LaSalle Transaction whereby the Trust agreed to sell up to $20 million and $15 million, respectively, of Shares at $12.25 per share. The MSAM Transaction and the LaSalle Transaction originally contemplated the issuance of convertible debt so as to allow the Trust to accept this capital in advance of shareholder approval for the transactions and for an increase in the authorized shares of the Trust at the June 30, 1997 annual meeting of shareholders. Ultimately, a decision was made to fund the transactions after June 30, thereby eliminating the expense associated with issuance and conversion of convertible debt. The Trust has currently received proceeds totaling $17,560,176 and $15,000,000 under the respective agreements. The Trust will utilize these proceeds to purchase additional properties as part of its growth plans. Through November 13, 1997, the Trust had expended approximately $27.3 million of such proceeds in connection with the acquisition of properties. In addition, the Trust may seek to raise other capital through private placements of equity or acquisition debt or a combination of both during 1997 to fund purchases of additional properties.



     The principal sources of funds for the Trust's liquidity requirements are funds generated from operations of the Trust's real estate assets and unrestricted cash reserves. As of September 30, 1997, the Trust had $25,780,000 in unrestricted cash on hand. The Trust presently anticipates that these cash reserves will provide sufficient funds for all currently known liabilities and commitments relating to the Trust's operations during 1997.



     In May 1995, the Trust filed a lawsuit against MLI, holder of the Trust's $45,239,000, 8.8% unsecured notes payable, alleging breach of the Note Purchase Agreement between MLI and the Trust and unlawful attempts to coerce the Trust into relinquishing certain of its rights under that agreement. The Trust settled its

MLI litigation in May 1996 and paid $5,200,000 in settlement of all past due interest on the MLI notes, thereby allowing the Trust to record an extraordinary gain of $1,367,000. The Trust was also granted an option to repay the approximate $45,239,000 in principal amount outstanding on the MLI notes for $36,800,000 (the "Option Price"). In November 1996, the Trust completed a mortgage financing on nine properties in the amount of $26,453,000. Net proceeds of $24,805,000 were applied to the Option Price. In addition, the Trust sold two properties during the fourth quarter of 1996, generating net proceeds of $6,545,000 which were also applied to the Option Price. In accordance with the settlement agreement with MLI, $4,220,000 in debt was forgiven, allowing the Trust to record an extraordinary gain of $4,443,000 (including accrued interest forgiven). These notes were purchased by Realco in February 1997. Realco has the option to convert the principal amount of these notes into Shares at the conversion rate of $10.00 per Share (if converted prior to December 31, 1997) or $11.25 per Share (if converted between January 1, 1998 and December 31, 2000). If conversion of this debt were to occur in 1997, Realco would own approximately 17.39% of the outstanding Shares of the Trust (assuming no other issuances of Shares other than the 199,169 Shares to be sold to MSAM).



     In January 1996, the Trust filed a lawsuit in federal court in Dallas, Texas against a major shareholder of the Trust, alleging violations of federal and state securities laws. The defendants filed a counterclaim against the Trust and its Trust Managers and, in February 1996, another shareholder filed a claim against the Trust and its Trust Managers. In their filings, the defendants asked that certain Bylaw amendments be stricken, that the court issue an injunction until an additional Trust Manager could be appointed, that a receiver be appointed for the assets and business of the Trust and that the Trust recover certain funds from Messrs. Wolcott and Bricker. The Court did not issue the injunction nor did it appoint a receiver. The Court struck down the 9.8% Share ownership limitation contained in the Bylaws. The 9.8% limitation is now set forth in the Declaration of Trust which was approved by the Trust's shareholders. The litigation related to these claims was consolidated in April 1996. In December 1996, a settlement of this litigation was approved by the Court. This settlement provided, among other things, that certain amendments to the Trust's Bylaws be made and that the Trust pay the shareholders a total of $955,000. Of this amount, $625,000 was paid by the Trust's directors and officers liability insurance.



     The Trust declared a distribution of $0.20 per Share in February 1996. The settlement agreement with MLI prohibited the payment of distributions while the agreement was in effect. The modified notes now owned by Realco provided that the Trust could not pay distributions until the debt is paid in full; however, this restriction terminated on June 30, 1997, when the shareholders approved Realco's conversion right and approved an increase in the number of authorized Shares. While the Trust may resume quarterly distributions in the near future, any resumption of distributions will depend upon the continued ability of the Trust to identify and consummate accretive property acquisitions, continued improvements in the Trust's operations, cash available for distribution and the Trust's financial condition.



     The nature of the Trust's operating properties, which generally provide for leases with a term of between three and five years, results in an approximate turnover rate of 20% to 25% of the Trust's tenants and related revenue annually. Such turnover requires capital outlays related to tenant improvements and leasing commissions in order to maintain or improve the Trust's occupancy levels. These costs amounted to $1,372,000 in the year ended December 31, 1996, $1,023,000 in the year ended December 31, 1995 and $646,000 in the nine months ended September 30, 1997. These costs have historically been funded out of the Trust's operating cash flow and cash reserves. The Trust has made no commitments for additional capital expenditures beyond those related to normal leasing and releasing activity and related escrows. No capital improvements or renovations of significance are anticipated in the near future for any of the Trust's properties, with the possible exception of a large retail lease at the Trust's retail property. Such a lease, if agreed to, could result in expenditures for tenant improvements in excess of $500,000.



     At September 30, 1997, the Trust had $41,380,000 in mortgage debt outstanding, all of which is comprised of fixed rate debt with a weighted average interest rate of 8.61%. This debt represents a debt to total market capitalization ratio of approximately 37%. The Trust intends to lower this ratio in the future through additional equity placements and future purchases of real estate properties with less leverage.

     On a long term basis, the Trust expects to meet liquidity requirements generated by property operating expenses, debt service and future distributions with funds generated by the operations of its real properties. Should such funds not cover these needs, the possibility of future distributions may be reduced or eliminated. The Trust currently intends to maintain a debt to total market capitalization ratio between 30% and 40%, thereby reducing the risk of financial default. The Trust may increase this leverage in order to fund growth opportunities in anticipation of reducing this leverage through future equity offerings. Should the Trust be unable to complete anticipated equity offerings, the risk of financial default would increase.



TRANSACTIONS WITH REALCO



     During 1996, there were a series of transactions involving Realco. On November 25, 1996, Realco entered into independently negotiated agreements to purchase an aggregate of 451,521 Shares from certain shareholders for $13.75 per Share, pending approval of the settlement of certain shareholder litigation, which the Trust had initiated, alleging that certain significant shareholders of the Trust had made material misrepresentations in their filings with the Commission. The $13.75 price per Share was negotiated between the selling shareholders and Realco without any involvement by the Trust. The majority of these Shares were purchased from two shareholders, one of which was involved in the shareholder litigation. The other selling shareholder was unwilling to wait for the settlement of the litigation and Realco did not want to purchase Shares until the settlement of the litigation. In order to facilitate the settlement of the litigation, Realco advanced approximately $2,770,000 to the Trust on November 25, 1996. The proceeds of this loan, which bore interest at 9%, were used by a subsidiary of the Trust to acquire 199,620 Shares from the selling shareholder not involved in the shareholder litigation. On December 19, 1996, the Trust sold 184,920 Shares, representing the remainder of its authorized Shares, to Realco for $13.75 per share, the same price at which Realco had independently agreed to purchase the Shares from the other shareholders. On December 20, 1996, after approval of the settlement of the shareholder litigation, Realco closed the purchase of the 451,521 Shares, including the acquisition of 199,620 Shares held by a subsidiary of the Trust in return for cancellation of the related loan discussed above, resulting in Realco's ownership of 636,441 Shares, or 13.66% of the outstanding Shares of the Trust as of July 18, 1997. Pursuant to internal policies at Realco, Messrs. Duncan and Kelley transferred to Realco the 4,000 options they received as Trust Managers. As of September 11, 1997, Realco owned 640,441 Shares (including the 4,000 Shares that may be purchased upon exercise of the vested options).



     On December 18, 1996, the Trust entered into an agreement granting Realco the right to commence negotiations to purchase the Trust's notes held by MLI and, if Realco was successful in acquiring these notes, setting forth the terms of the modifications to the MLI notes, including the right to convert the principal amount of these notes into Shares of the Trust at $10.00 per Share during 1997 and $11.25 per Share thereafter. On February 26, 1997, Realco acquired the MLI notes for $5,481,152. The MLI notes were then modified to reduce the outstanding principal balance from $9,419,213 to $7,040,721, to release all security for the notes, to provide for monthly payments of interest at 8.8% and to extend the maturity date from March 31, 1997 to December 31, 2000. In addition, Realco has the option to convert the principal amount of the notes into Shares of the Trust at the conversion rate of $10.00 per Share (if converted prior to December 31, 1997) or $11.25 per Share (if converted between December 31, 1997 and December 31, 2000). Subsequent to the modification, the Trust made a principal payment of $1,591,103, resulting in a current principal balance of $5,449,618. The modification of this debt resulted in a reduction of approximately $1,591,000 of the potential $3,969,000 discount remaining under an option agreement on this debt. The Trust Managers viewed this as a reasonable cost of this transaction as it (i) removed the risk of losing the entire potential discount if payment was not made by March 31, 1997; (ii) removed the necessity to liquidate certain properties; (iii) allowed for release of all collateral securing this obligation; (iv) allowed the Trust to recognize an extraordinary gain of approximately $2,643,000 or $1.30 per share in the first quarter of 1997; and (v) allowed for the possibility of conversion of this obligation into Shares, thereby improving the Trust's financial position.



     The Trust currently anticipates it will reflect approximately $1,022,000, representing the difference between the market trading price of $11.90 per Share on February 26, 1997 and the $10.00 conversion price, as interest expense between February 26, 1997 and December 31, 1997. The date of February 26, 1997 is used to measure market value as this is deemed to be the date of issuance of the modified notes, which contain the convertibility option. Based upon these assumptions, the Trust recorded additional interest expense of $188,000 in the third quarter of 1997 ($835,000 for the nine months ended September 30, 1997) and expects to record the remaining $187,000 of interest in the fourth quarter of 1997.



     The closing sale price of the Trust's Shares on the NYSE on the above dates was as follows: $10.65 per Share on November 25, 1996, $10.00 per Share on December 18 and December 19, 1996, $9.40 per Share on December 20, 1996, and $11.90 per Share on February 26, 1997.



RECENT DEVELOPMENTS



     On July 7, 1997, the Trust signed definitive merger agreements, dated as of June 30, 1997 (the "Merger Agreements"), with USAA Real Estate Income Investments I, A California Limited Partnership, USAA Real Estate Income Investments II Limited Partnership, USAA Income Properties III Limited Partnership, and USAA Income Properties IV Limited Partnership (collectively, the "RELPs"), pursuant to which the RELPs will be merged into the Trust (the "Merger"). As a result of the Merger, the Trust will acquire nine real estate properties consisting of three office buildings totaling 550,000 square feet, two industrial properties totaling 320,000 square feet, three office/research and development properties totaling 156,000 square feet, and one retail property totaling 77,000 square feet. In addition, the Trust will acquire a 55.84% joint venture interest in a 291,000 square foot office property. The agreed value of the interests in these properties, including assumption of $31,704,000 in related debt, is $89,622,000. If the Merger is consummated, the Trust will increase its portfolio of net leasable square feet owned or controlled as of November 14, 1997 from 2,609,877 to 4,012,234, an increase of 53.7%.



     Pursuant to the terms of the Merger Agreements, the Trust will issue an aggregate of 4,412,829 Common Shares at an agreed upon exchange price of $13.125 per share in exchange for the general and limited partnership interests in the RELPs. The number of Common Shares to be issued to each RELP will be equal to the net asset value for each RELP (as agreed by the Trust and each RELP) divided by $13.125. The number of Common Shares to be received by a limited partner in each RELP will be computed in accordance with such partner's percentage interest in the RELP. The general partner of each RELP (collectively, the "RELP General Partners") has waived any right it may have to receive Common Shares in exchange for its general partnership interest. The Merger, which has been approved by the Trust's Board of Trust Managers (the "AIP Board") and the Board of Directors of each of the RELP General Partners, is subject to certain conditions, including approval by the shareholders of the Trust and the limited partners of each of the RELPs.



     On August 20, 1997, the Lawsuit, which was filed in the Superior Court of the State of Arizona and which was removed to the United States District Court for the District of Arizona, was served upon Realco, the General Partners, certain other affiliated entities and the individual members of the boards of directors of each of the General Partners. The Trust was also named as a defendant. The Lawsuit was subsequently removed to federal court and has been transferred to the Western District of Texas, San Antonio Division. The Lawsuit alleges, among other things, breaches of fiduciary duty in connection with the transactions contemplated by the Merger Agreement. The Lawsuit seeks, among other things, to enjoin the consummation of the Merger and damages, including attorneys' fees and expenses. The defendants in the Lawsuit believe that the plaintiffs' claims are without merit and intend to defend vigorously against the Lawsuit. However, no assurance can be given that the plaintiffs in the Lawsuit will not be successful. If such plaintiffs were to successfully enjoin the consummation of the Merger, a condition to the obligations of the Trust and the RELPS to consummate the Merger would not be satisfied, which would entitle the General Partner of any RELP or the Trust Managers to terminate the Merger Agreement and abandon the Merger.



     Pursuant to the terms of the Merger Agreement, for a period of six years from and after the Effective Time, the Trust must indemnify the partners or agents of any RELP who at any time prior to the Effective Time were entitled to indemnification under the Partnership Agreement of the RELP. Such persons are entitled to indemnification to the same extent as they would have been entitled to indemnification under the Partnership Agreement. If the Merger occurs and if the court were to determine that the General Partners, their affiliated entities and/or the members of the boards of directors of the General Partners were liable for damages in connection with the Lawsuit, to the extent the General Partners and the directors would have been entitled to indemnification under the Partnership Agreements, the Trust would be required to indemnify such parties for costs and expenses related to the Lawsuit. Depending upon the amount of such costs and expenses, it could have a material adverse effect on the Trust.



     On August 29, 1997, the Trust purchased two light industrial properties with a total of 137,265 net rentable square feet for $6.4 million. The properties are located in suburban areas of Dallas, Texas.



     On October 3, 1997, the Trust, as general partner in a limited partnership, purchased a portfolio of eight properties with 783,780 net rentable square feet located in Dallas and suburban areas of Dallas, Texas. The purchase price of the portfolio was $36.8 million. The purchase price was partially financed by a borrowing of approximately $20.7 million under the acquisition line (see below) approximately $2.8 million of limited partnership units ("OP Units") issued to the limited partners of the partnership and cash totaling approximately $13.3 million. Beginning on October 3, 1999, OP Units are redeemable for cash, or at the election of the Trust (as general partner), Shares on a one-for-one basis (subject to adjustments for mergers, reorganizations, recapitalizations, Share dividends, Share splits and reverse Share splits). Pursuant to the terms of the partnership agreement, the cash consideration to be paid upon redemption of OP Units is based upon the average of the daily market price per Share on the NYSE for the 10 consecutive trading days prior to the date the Trust receives the redemption notice. In addition, the limited partners received warrants to purchase 40,000 Shares at $17.50 per Share. The warrants expire on October 3, 2000. The limited partners received registration rights with respect to the Shares they may acquire upon exercise of the warrants and upon redemption of the OP Units.



     Also on October 3, 1997, the Trust entered into a secured acquisition line with Prudential Securities Capital Corporation in the amount of $35 million. The credit line, which will be secured by properties acquired with proceeds from the credit line, bears variable interest at a rate based on the 30 day LIBOR rate plus 200 basis points. The maximum loan to value ratio for borrowings is 70%. Unless extended, borrowings under the credit line mature on October 3, 1998 and, if not repaid, allow the lender to move such borrowings into a securitized mortgage pool. The Trust intends to refinance borrowings under this credit line with proceeds from future permanent financing transactions or equity offerings.



     On November 13, 1997, the Trust purchased one property consisting of nine office/warehouse buildings with a total of 286,167 net rentable square footage in Houston, Texas. The Trust borrowed $6,600,000 of the $10,700,000 purchase price under the acquisition line discussed above.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

                 INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND
                          FINANCIAL STATEMENT SCHEDULE

                                                              PAGE
                                                              ----
Report of Independent Auditors..............................   F-2
Consolidated Financial Statements (audited):
  Consolidated Statements of Operations for the years ended
     December 31, 1996, 1995 and 1994.......................   F-3
  Consolidated Balance Sheets as of December 31, 1996 and
     1995...................................................   F-4
     Consolidated Statements of Changes in Shareholders'
      Equity for the years ended December 31, 1996, 1995 and
      1994..................................................   F-5
     Consolidated Statements of Cash Flows for the years
      ended December 31, 1996, 1995 and 1994................   F-6
     Notes to Consolidated Financial Statements (audited)...   F-7
Financial Statement Schedule:
     Schedule III -- Consolidated Real Estate and
      Accumulated Depreciation..............................  F-14
  Notes to Schedule III.....................................  F-15
Consolidated Financial Statements for the quarter ended
  September 30, 1997 (unaudited):
     Consolidated Statements of Operations for the three
      months and nine months ended September 30, 1997 and
      1996 (unaudited)......................................  F-16
     Consolidated Balance Sheets as of September 30, 1997
      (unaudited) and December 31, 1996.....................  F-17
     Consolidated Statements of Cash Flows for the nine
      months ended September 30, 1997 and 1996
      (unaudited)...........................................  F-18
     Notes to Consolidated Financial Statements
      (unaudited)...........................................  F-19

     All other financial statements and schedules not listed have been omitted because the required information is either included in the Financial Statements and the Notes thereto as included herein or is not applicable or required.

                         REPORT OF INDEPENDENT AUDITORS

Trust Managers and Shareholders
American Industrial Properties REIT:

     We have audited the accompanying consolidated balance sheets of American Industrial Properties REIT (the "Trust") as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. Our audits also included the consolidated financial statement schedule listed in the Index at Item 14(a). These financial statements and schedule are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Trust as of December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects the information set forth therein.

                                            [/s/ ERNST & YOUNG LLP]


Dallas, Texas

February 13, 1997
  except for Note 14, as to
  which the date is October 15, 1997

                      AMERICAN INDUSTRIAL PROPERTIES REIT

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                 YEAR ENDED DECEMBER 31,
                                                           ------------------------------------
                                                              1996         1995         1994
                                                           ----------   ----------   ----------
REVENUES
  Rents..................................................  $    8,592   $    8,676   $    8,397
  Tenant reimbursements..................................       2,728        2,734        2,683
  Interest income........................................         158          369          146
                                                           ----------   ----------   ----------
                                                               11,478       11,779       11,226
                                                           ----------   ----------   ----------
EXPENSES
  Property operating expenses:
     Property taxes......................................       1,421        1,397        1,421
     Property management fees............................         430          428          442
     Utilities...........................................         476          478          501
     General operating...................................         849          795          705
     Repairs and maintenance.............................         529          431          656
     Other property operating expenses...................         317          322          227
  Depreciation and amortization..........................       2,909        2,777        3,133
  Interest on 8.8% notes payable.........................       4,003        4,707        4,001
  Interest on mortgages payable..........................       1,898        1,778          850
  Amortization of original issue discount on Zero Coupon
     Notes due 1997......................................          --           --          419
  Administrative expenses:
     Trust administration and overhead...................       1,830        1,424        1,505
     Litigation, refinancing and proxy costs.............       1,548          980        1,027
  Provision for possible losses on real estate...........          --          600          650
                                                           ----------   ----------   ----------
                                                               16,210       16,117       15,537
                                                           ----------   ----------   ----------
  Loss from operations...................................      (4,732)      (4,338)      (4,311)
  Gain (loss) on sales of real estate....................         177         (191)          --
                                                           ----------   ----------   ----------
  Loss before extraordinary items........................      (4,555)      (4,529)      (4,311)
  Extraordinary gain (loss) on extinguishment of debt....       5,810          (55)          --
  Extraordinary loss on partial in-substance defeasance
     of Zero Coupon Notes due 1997.......................          --           --         (344)
                                                           ----------   ----------   ----------
NET INCOME (LOSS)........................................  $    1,255   $   (4,584)  $   (4,655)
                                                           ==========   ==========   ==========
PER SHARE DATA(A)
  Loss from operations...................................  $    (2.60)  $    (2.40)  $    (2.35)
  Gain (loss) on sales of real estate....................        0.10        (0.10)          --
  Extraordinary gain (loss) on extinguishment of debt....        3.20        (0.05)          --
  Extraordinary loss on partial in-substance defeasance
     of Zero Coupon Notes due 1997.......................          --           --        (0.20)
                                                           ----------   ----------   ----------
  Net Income (Loss)......................................  $     0.70   $    (2.55)  $    (2.55)
                                                           ==========   ==========   ==========
  Distributions Paid.....................................  $     0.20   $     0.20   $     0.00
                                                           ==========   ==========   ==========
  Weighted average shares outstanding....................   1,821,648    1,815,080    1,815,080
                                                           ==========   ==========   ==========

---------------

(a) The Share amounts and number of Shares outstanding have been restated to reflect the impact of the one for five reverse Share split which was approved by the Trust's shareholders and became effective on October 15, 1997.
   The accompanying notes are an integral part of these financial statements.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

                          CONSOLIDATED BALANCE SHEETS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                     ASSETS

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1996       1995
                                                              --------   --------
Real estate:
  Held for investment.......................................  $ 84,693   $ 97,091
  Held for sale.............................................     9,779      4,806
                                                              --------   --------
  Total real estate.........................................    94,472    101,897
  Accumulated depreciation..................................   (23,973)   (23,441)
                                                              --------   --------
  Net real estate...........................................    70,499     78,456
Cash and cash equivalents:
  Unrestricted..............................................     4,010      7,694
  Restricted................................................     1,366        659
                                                              --------   --------
  Total cash and cash equivalents...........................     5,376      8,353
Other assets, net...........................................     3,061      2,573
                                                              --------   --------
          Total Assets......................................  $ 78,936   $ 89,382
                                                              ========   ========
                      LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Mortgage notes payable....................................  $ 43,797   $ 17,576
  8.8% notes payable........................................     9,419     45,239
  Accrued interest..........................................       602      5,178
  Accounts payable, accrued expenses and other
     liabilities............................................     1,964      1,620
  Tenant security deposits..................................       471        521
                                                              --------   --------
          Total Liabilities.................................    56,253     70,134
                                                              --------   --------
Shareholders' Equity:
  Shares of beneficial interest, $0.10 par value; authorized
     10,000,000 Shares; issued and outstanding 2,000,000
     Shares at 1996 and 1,815,080 Shares at 1995(a).........     1,000        908
  Additional paid-in capital................................   127,056    124,605
  Accumulated distributions.................................   (58,456)   (58,093)
  Accumulated loss from operations and extraordinary gains
     (losses)...............................................   (48,065)   (49,143)
  Accumulated net realized gain on sales of real estate.....     1,148        971
                                                              --------   --------
          Total Shareholders' Equity........................    22,683     19,248
                                                              --------   --------
          Total Liabilities and Shareholders' Equity........  $ 78,936   $ 89,382
                                                              ========   ========

---------------

(a) The number of Shares outstanding have been restated to reflect the impact of the one for five reverse Share split which was approved by the Trust's shareholders and became effective on October 15, 1997.

   The accompanying notes are an integral part of these financial statements.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT NUMBER OF SHARES)

                                          SHARES OF BENEFICIAL
                                                INTEREST          ADDITIONAL   RETAINED
                                          ---------------------    PAID-IN     EARNINGS
                                          NUMBER(A)     AMOUNT     CAPITAL     (DEFICIT)    TOTAL
                                          ----------    -------   ----------   ---------   --------
Balance at January 1, 1994..............   1,815,080     $  908    $124,605    $ (96,662)  $ 28,851
  Net loss..............................          --         --          --       (4,655)    (4,655)
                                           ---------     ------    --------    ---------   --------
Balance at December 31, 1994............   1,815,080        908     124,605     (101,317)    24,196
  Net loss..............................          --         --          --       (4,584)    (4,584)
  Distributions to shareholders.........          --         --          --         (364)      (364)
                                           ---------     ------    --------    ---------   --------
Balance at December 31, 1995............   1,815,080        908     124,605     (106,265)    19,248
  Issuance of additional shares.........     184,920         92       2,451           --      2,543
  Net income............................          --         --          --        1,255      1,255
  Distributions to shareholders.........          --         --          --         (363)      (363)
                                           ---------     ------    --------    ---------   --------
Balance at December 31, 1996............   2,000,000     $1,000    $127,056    $(105,373)  $ 22,683
                                           =========     ======    ========    =========   ========

---------------

(a) The number of Shares outstanding have been restated to reflect the impact of the one for five reverse Share split which was approved by the Trust's shareholders and became effective on October 15, 1997.

   The accompanying notes are an integral part of these financial statements.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                 YEAR ENDED DECEMBER 31,
                                                              -----------------------------
                                                               1996       1995       1994
                                                              -------    -------    -------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................  $ 1,255    $(4,584)   $(4,655)
  Adjustments to reconcile net loss to net cash (used in)
     provided by operating activities:
     Extraordinary (gains) losses...........................   (5,810)        55        344
     (Gains) losses on real estate..........................     (177)       791        650
     Depreciation...........................................    2,577      2,479      2,622
     Amortization of deferred financing costs...............       70         70          C
     Other amortization.....................................      332        298        511
     Amortization of original issue discount................        C          C        419
     Changes in operating assets and liabilities:
     (Increase) decrease in other assets and restricted
       cash.................................................   (1,270)       126       (858)
     Increase (decrease) in accounts payable, other
       liabilities and tenant security deposits.............      351        (61)       373
     (Decrease) increase in accrued interest................   (2,986)     4,674          C
                                                              -------    -------    -------
          Net Cash (Used In) Provided By Operating
            Activities......................................   (5,658)     3,848       (594)
                                                              -------    -------    -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Net proceeds from sales of real estate....................    6,545      2,476          C
  Capitalized improvements and leasing commissions..........   (1,372)    (1,023)    (1,476)
  Acquisition of real estate................................        C     (1,309)         C
                                                              -------    -------    -------
          Net Cash Provided By (Used In) Investing
            Activities......................................    5,173        144     (1,476)
                                                              -------    -------    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal repayments on mortgage notes payable............  (31,832)    (2,798)    (1,283)
  Proceeds from mortgage financing..........................   26,453          C     14,500
  Proceeds from sale of common shares.......................    2,543          C          C
  Distributions to shareholders.............................     (363)      (364)         C
  Prepayment penalty on extinguishment of debt..............        C        (55)         C
  Partial in-substance defeasance of Zero Coupon Notes......        C          C     (3,106)
  Partial repurchase of Zero Coupon Notes...................        C          C     (2,241)
                                                              -------    -------    -------
          Net Cash (Used In) Provided By Financing
            Activities......................................   (3,199)    (3,217)     7,870
                                                              -------    -------    -------
          Net (Decrease) Increase in Unrestricted Cash and
            Cash Equivalents................................   (3,684)       775      5,800
Unrestricted Cash and Cash Equivalents at Beginning of
  Year......................................................    7,694      6,919      1,119
                                                              -------    -------    -------
Unrestricted Cash and Cash Equivalents at End of Year.......  $ 4,010    $ 7,694    $ 6,919
                                                              =======    =======    =======
Cash Paid for Interest......................................  $ 8,817    $ 1,741    $ 4,718
                                                              =======    =======    =======


   The accompanying notes are an integral part of these financial statements.

                      AMERICAN INDUSTRIAL PROPERTIES REIT


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

NOTE 1 -- SIGNIFICANT ACCOUNTING POLICIES:

  General.

     American Industrial Properties REIT (the "Trust") is a self-administered Texas real estate investment trust which, as of December 31, 1996, owns and operates thirteen commercial real estate properties consisting of twelve industrial properties and one retail property. The Trust was formed September 26, 1985 and commenced operations on November 27, 1985. Pursuant to the Trust's 1993 Annual Meeting of Shareholders, amendments to the Trust's Declaration of Trust and Bylaws were approved which, among other things, changed the name of the Trust to American Industrial Properties REIT and converted the Trust from a finite life entity to a perpetual life entity.

  Principles of Consolidation.

     The consolidated financial statements of the Trust include the accounts of American Industrial Properties REIT and its wholly-owned subsidiaries. Significant intercompany balances and transactions have been eliminated in consolidation.

  Use of Estimates.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ significantly from such estimates and assumptions.

  Real Estate.

     The Trust carries its real estate held for investment at depreciated cost unless the asset is determined to be impaired. Real estate classified as held for sale is carried at the lower of depreciated cost or fair market value less costs to sell. In accordance with Statement of Financial Accounting Standards No. 121, Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, issued in March 1995, the Trust records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the expected undiscounted cash flows estimated to be generated by those assets are less than the related carrying amounts. If an asset held for investment is determined to be impaired, the impairment would be measured based upon the excess of the asset's carrying value over the fair value. In addition, the Trust records impairment losses on assets held for sale when the estimated sales proceeds, after estimated selling costs, are less than the carrying value of the related asset (see Note 2).

     Property improvements are capitalized while maintenance and repairs are expensed as incurred. Depreciation of buildings and capital improvements is computed using the straight-line method over forty years. Depreciation of tenant improvements is computed using the straight-line method over ten years.

  Cash and Cash Equivalents.

     Cash equivalents include demand deposits and all highly liquid instruments purchased with an original maturity of three months or less. Restricted amounts reflect escrow deposits held by third parties for the payment of taxes and insurance and reserves held by third parties for property repairs or tenant improvements.

  Other Assets.

     Other assets primarily consists of deferred rent receivable, prepaid commissions and loan fees. Leasing commissions are capitalized and amortized on a straight line basis over the life of the lease. Loan fees are capitalized and amortized to interest expense on a level yield basis over the term of the related loan.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

  Rents and Tenant Reimbursements.

     Rental income, including contractual rent increases or delayed rent starts, is recognized on a straight-line basis over the lease term. The Trust has recorded deferred rent receivable (representing the excess of rental revenue recognized on a straight line basis over actual rents received under the applicable lease provisions) of $599,000 and $810,000 at December 31, 1996 and 1995, respectively.

     Several tenants in the Trust's retail property are also required to pay as rent a percentage of their gross sales volume, to the extent such percentage rent exceeds their base rents. Such percentage rents amounted to $154,000, $269,000 and $245,000 for the years ended December 31, 1996, 1995, and 1994, respectively. In addition to paying base and percentage rents, most tenants are required to reimburse the Trust for operating expenses in excess of a negotiated base amount.

     Tamarac Square, the Trust's only retail property, has rental revenues in excess of 10% of the total revenues of the Trust. Rental revenues and tenant reimbursements from Tamarac totaled $3,308,000, $3,525,000, and $3,441,000 in 1996, 1995, and 1994, respectively.

  Income Tax Matters.

     The Trust operates as a real estate investment trust ("REIT") for federal income tax purposes. Under the REIT provisions, the Trust is required to distribute 95% of REIT taxable income and is allowed a deduction for dividends paid during the year. The Trust had a taxable loss in each of the years ending December 31, 1996, 1995, and 1994. Accordingly, no provision for income taxes has been reflected in the financial statements.

     The Trust has a net operating loss carryforward from 1996 and prior years of approximately $34,800,000. Subject to certain restrictions, the losses may be carried forward for up to 15 years. The present losses will expire beginning in the year 2004. Management intends to operate the Trust in such a manner as to continue to qualify as a REIT and to continue to distribute cash flow in excess of taxable income.

     Earnings and profits, which will determine the taxability of distributions to shareholders, will differ from that reported for financial reporting purposes due primarily to differences in the basis of the assets and the estimated useful lives used to compute depreciation.

  Concentrations.

     The Trust owns industrial properties in Baltimore, Dallas, Houston, Los Angeles, Milwaukee, and Minneapolis, and one retail property in Denver. The principal competitive factors in these markets are price, location, quality of space, and amenities. In each case, the Trust owns a small portion of the total similar space in the market and competes with owners of other space for tenants. Each of these markets is highly competitive, and other owners of property may have competitive advantages not available to the Trust. The Trust's retail property, Tamarac Square, represents approximately 29% of the rent and tenant reimbursement revenues for the year ended December 31, 1996, and approximately 41% of net real estate at December 31, 1996.

  Reverse Share Split.

     On October 15, 1997, the Trust's shareholders approved a one for five reverse Share split. All references to the number of Shares, per Share amounts and the market prices of the Shares have been restated to reflect the impact of the reverse Share split.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

  Reclassification.

     Certain amounts in prior years financial statements have been reclassified to conform with the current year presentation.

NOTE 2 -- REAL ESTATE AND PROVISIONS FOR POSSIBLE LOSSES ON REAL ESTATE:

     At December 31, 1996 and 1995, real estate was comprised of the following:

                                                              1996            1995
                                                           -----------    ------------
Held for investment:
  Land...................................................  $15,149,000    $ 17,526,000
  Buildings and improvements.............................   69,544,000      79,565,000
                                                           -----------    ------------
                                                            84,693,000      97,091,000
                                                           -----------    ------------
Held for sale:
  Land...................................................    1,728,000         897,000
  Buildings and improvements.............................    8,051,000       3,909,000
                                                           -----------    ------------
                                                             9,779,000       4,806,000
                                                           -----------    ------------
          Total..........................................  $94,472,000    $101,897,000
                                                           ===========    ============

     During 1996, the Trust reclassified four properties from held for investment to held for sale in anticipation of the need to raise capital to complete the discounted purchase of certain indebtedness. Two of these properties were sold in the fourth quarter of 1996 for net proceeds of $6,545,000, resulting in a net gain of $177,000, and two remain classified as held for sale at December 31, 1996. The net operating income of the properties held for sale at December 31, 1996 was approximately $827,000 in 1996. During 1995, the Trust sold one industrial property for net proceeds of $2,476,000, resulting in a net loss of $191,000, and acquired a 72,000 square foot industrial distribution property in Arlington, Texas for total consideration of approximately $1,309,000. One property was classified as held for sale at December 31, 1995. This property, on which provisions for possible losses on real estate were recorded of $600,000 and $650,000 in 1995 and 1994, respectively, was reclassified to held for investment in 1996.

     If unforeseen factors should cause a reclassification of the Trust's real estate from held for investment to held for sale, significant adjustments to reduce the depreciated cost of the real estate to net realizable value could be required.

NOTE 3 -- MORTGAGES PAYABLE:

     At December 31, 1996, the Trust's properties were subject to liens securing mortgage notes payable totaling $43,797,000. Of this amount $1,927,000 represented a note with a variable interest rate of prime plus 2% (at December 31, 1996, the prime rate was 8.25%) and $41,870,000 represented notes with fixed interest rates ranging from 8.40% to 11.0%.

     Principal payments due during each of the next five years are as follows:
$675,000 in 1997, $2,632,000 in 1998, $1,973,000 in 1999, $818,000 in 2000,
$13,776,000 in 2001 and $23,923,000 thereafter.

     The Bylaws of the Trust, the settlement agreement relating to the 8.8% Notes Payable, and certain mortgages payable contain various borrowing restrictions and operating performance covenants. The Trust is in compliance with all such restrictions and covenants as of December 31, 1996.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

NOTE 4 -- 8.8% NOTES PAYABLE:

     In February 1992, the Trust issued $53,234,000 of unsecured notes payable due November 1997 (the "8.8% Notes Payable"), proceeds of which were used to retire certain other indebtedness. In May 1995, the Trust initiated litigation against the holder of these notes and elected not to make scheduled interest payments thereafter. In June 1995, the noteholder declared the entire principal amount and all accrued interest on the notes due and payable and, effective June 13, 1995, began accruing interest on the principal amount at the 11.7% default rate provided for in the Note Purchase Agreement.

     In May 1996, the Trust settled this litigation and, as a result, the notes became secured by first or second liens on various properties and by pledges of ownership interests in certain Trust entities owning properties. The Trust paid $5,200,000 to satisfy all accrued interest payable through April 12, 1996, allowing the Trust to recognize an extraordinary gain of $1,367,000 in the second quarter of 1996.

     As part of the settlement, the Trust obtained an option to pay the remaining $45,239,000 in outstanding principal indebtedness for $36,800,000 (the "Option Price"). As a result of a mortgage financing on nine properties and the sale of two other properties in the fourth quarter of 1996, the Trust made payments of $31,350,000 during 1996 on the Option Price, decreasing the remaining required payment under the option to $5,450,000. The Trust paid $250,000 to extend the date by which the Option Price must be paid to March 31, 1997. This amount reduced the principal amount outstanding on the 8.8% Notes Payable but did not reduce the Option Price. The principal amount of indebtedness outstanding on the 8.8% Notes Payable is $9,419,000. In connection with the settlement of the litigation and the terms of the option, the Trust recorded an extraordinary gain on extinguishment of debt of $1,367,000 in the second quarter of 1996 and $4,443,000 in the fourth quarter of 1996.

     In February 1997, the notes were sold to a major shareholder of the Trust (see Note 14).

NOTE 5 -- ZERO COUPON NOTES:

     As part of its original capitalization in 1985, the Trust issued $179,698,000 (face amount at maturity) of Zero Coupon Notes due 1997 (the "Notes"). These Notes, which were collateralized by first and second mortgage liens on each of the Trust's real estate properties, accreted at 12%, compounded semiannually. In 1991, the Trust began a program to retire the outstanding Notes, resulting in a reduction of the outstanding Notes to $19,491,000 (face amount at maturity) at December 31, 1993. On December 31, 1993, the Trust effected a partial in-substance defeasance on $12,696,000 (face amount at maturity) of the Notes and recorded an extraordinary loss of $2,530,000. In November 1994, the Trust completed a partial in-substance defeasance on $3,669,000 (face amount at maturity) of Notes and recorded an extraordinary loss of $344,000. In December 1994, the Trust purchased the remaining non-defeased Notes outstanding in the open market and submitted the Notes to the Trustee for cancellation. The legal defeasance of the Notes resulted in the release of the Zero Coupon Note mortgage liens which encumbered each of the Trust's properties.

     The accreted value of the Notes defeased at December 31, 1996 and 1995 was $14,725,000 and $13,104,000, respectively.

NOTE 6 -- ENVIRONMENTAL MATTERS:

     The Trust has been notified of the existence of limited underground petroleum based contamination at a portion of Tamarac Square, the Trust's Denver retail property. The source of the contamination is apparently related to underground storage tanks ("USTs") located on adjacent property. The owner of the adjacent property has agreed to remediate the property to comply with state standards and has indemnified the Trust against costs related to its sampling activity. The responsible party for the adjacent USTs has submitted a corrective Action Plan to the Colorado Department of Public Health and Environment. Implementation of the

                      AMERICAN INDUSTRIAL PROPERTIES REIT
plan is ongoing. The responsible party is negotiating to obtain access agreements from impacted landowners, including the Trust.

     With the exception of Tamarac Square, the Trust has not been notified, and is not otherwise aware, of any material non-compliance, liability or claim relating to hazardous or toxic substances in connection with any of its properties.

NOTE 7 -- SHAREHOLDER TRANSACTIONS:

     In January 1996, the Trust filed a lawsuit in federal court in Dallas, Texas against a major shareholder of the Trust, alleging violations of federal and state securities laws. The defendants filed a counterclaim against the Trust and its Trust Managers and, in February 1996, another shareholder filed a claim against the Trust and its Trust Managers. The litigation related to these claims was consolidated in April 1996. In December 1996, a settlement of this litigation was approved by the Court. This settlement provided, among other things, that certain amendments to the Trust's Bylaws be made and that the Trust pay the shareholders a total of $955,000. Of this amount, $625,000 was paid by the Trust's directors and officers liability insurance.

     On November 25, 1996, USAA Real Estate Company ("USAA REALCO") entered into independently negotiated agreements to purchase an aggregate of 451,521 Shares from certain shareholders for $13.75 per share, pending approval of the settlement of the shareholder litigation discussed above. On December 19, 1996, the Trust sold 184,920 Shares, representing the remainder of its authorized Shares, to USAA REALCO for $13.75 per share, the same price at which USAA REALCO had independently agreed to purchase the Shares from other shareholders. On December 20, 1996, after approval of the settlement of the shareholder litigation, USAA REALCO closed the purchase of the 451,521 Shares, resulting in USAA REALCO's current ownership of 636,441 Shares, or 31.82% of the outstanding Shares of the Trust.

     On December 18, 1996, the Trust entered into an agreement with USAA REALCO contemplating the purchase by USAA REALCO of certain outstanding indebtedness of the Trust. This agreement set forth the modifications which would occur if USAA REALCO acquired the indebtedness, including the right to convert the principal amount of this indebtedness into Shares of the Trust at either $10.00 or $11.25 per share, depending upon the date of conversion. On February 26, 1997, USAA REALCO acquired this debt (see Note 14).

     The closing sale price of the Trust's Shares on the New York Stock Exchange on the above dates was as follows: $10.65 per share on November 25, 1996, $10.00 per share on December 18 and December 19, 1996, $9.40 per share on December 20, 1996, and $11.90 per share on February 26, 1997.

NOTE 8 -- LITIGATION:

     During 1996, the Trust concluded two significant litigation matters (see Notes 4 and 7). Although the Trust is not currently involved in any significant litigation, the Trust may, on occasion and in the normal course of business, be involved in legal actions relating to the ownership and operations of its properties. In management's opinion, the liabilities, if any, that may ultimately result from such legal actions are not expected to have a materially adverse effect on the consolidated financial position of the Trust.

NOTE 9 -- RETIREMENT AND PROFIT SHARING PLAN:

     During 1993, the Trust adopted a retirement and profit sharing plan which qualifies under section 401(k) of the Internal Revenue Code. All existing Trust employees at adoption and subsequent employees who have completed six months of service are eligible to participate in the plan. Subject to certain limitations, employees may contribute up to 15% of their salary. The Trust may make annual discretionary contributions

                      AMERICAN INDUSTRIAL PROPERTIES REIT
to the plan. Contributions by the Trust related to the years ended December 31, 1996, 1995 and 1994 were $30,000, $25,000 and $20,000, respectively.

NOTE 10 -- OPERATING LEASES:

     The Trust's properties are leased to others under operating leases with expiration dates ranging from 1997 to 2011. Future minimum rentals on noncancellable tenant leases at December 31, 1996 are as follows:

                         YEAR                               AMOUNT
                         ----                             -----------
1997..................................................    $ 7,592,000
1998..................................................      6,179,000
1999..................................................      4,328,000
2000..................................................      2,844,000
2001..................................................      2,091,000
Thereafter............................................      2,217,000
                                                          -----------
                                                          $25,251,000
                                                          ===========

NOTE 11 -- DISTRIBUTIONS:

     The Trust's distributions of $363,000 ($0.20 per share) in 1996 and $364,000 ($0.20 per share) in 1995 represent a return of capital to shareholders (to the extent of the shareholder's basis in the Shares.) The Trust did not pay any distributions in 1994.

NOTE 12 -- PER SHARE DATA:

     Per share data is based on a weighted average number of Shares outstanding of 1,821,648 for the year ending December 31, 1996 and 1,815,080 or the years ended December 31, 1995 and 1994.

NOTE 13 -- FAIR VALUE OF FINANCIAL INSTRUMENTS:

     Accounts receivable, accounts payable and accrued expenses and other liabilities are carried at amounts that reasonably approximate their fair values. The fair values of the Trust's mortgage notes payable are estimated using discounted cash flow analyses, based on the Trust's incremental borrowing rates for similar types of borrowing arrangements. The carrying values of such mortgage notes payable reasonably approximate their fair values.

NOTE 14 -- SUBSEQUENT EVENT:

     On February 26, 1997, USAA REALCO, a shareholder owning 31.8% of the outstanding Shares in the Trust, purchased outstanding indebtedness of the Trust totaling $9,419,213 pursuant to an earlier agreement with the Trust (see Note
7). USAA REALCO and the Trust then entered into an agreement modifying the terms of the indebtedness. The amount of the outstanding debt was reduced from $9,419,213 to $7,040,721, allowing the Trust to recognize an extraordinary gain on extinguishment of debt (including accrued interest) of $2,643,000 in the first quarter of 1997. The Trust made an immediate principal reduction on the modified notes of $1,591,103, leaving an outstanding principal balance of $5,449,618.

     The terms of the modified notes provide for monthly payments of interest at 8.8% and an extension in the maturity date from March 31, 1997 to December 31, 2000. In addition, USAA REALCO has the option to convert the principal amount of the notes into Shares of the Trust at the conversion rate of $10.00 per share (if converted prior to December 31, 1997) or $11.25 per share (if converted between December 31, 1997 and December 31, 2000). In order for USAA REALCO to convert its debt into Shares, the shareholders must

                      AMERICAN INDUSTRIAL PROPERTIES REIT
approve an increase in the authorized Shares of the Trust. An increase in the authorized Shares of the Trust requires approval by holders of two-thirds of the outstanding Shares. In addition, the shareholders must approve the right of USAA REALCO to convert its debt into Shares. The notes provide that if shareholder approval of this conversion right is not approved by June 30, 1997, interest on the debt will increase to the lesser of 18% or the highest lawful rate effective July 1, 1997 and the full principal amount will become due and payable on October 31, 1997. Management believes that the sale of one or more properties would be required to satisfy this obligation in the event the notes become due and payable.

     The Trust anticipates shareholder approval for this transaction will be received on or about June 30, 1997 and that USAA REALCO will convert the principal amount of the debt into Shares of the Trust soon thereafter. Therefore, the Trust currently anticipates it will reflect approximately $1,022,000, representing the difference between the market trading price of $11.90 per share on February 26, 1997 and the $10.00 conversion price, as interest expense between February 26, 1997 and June 30, 1997. The date of February 26, 1997 is used to measure market value as this is deemed to be the date of issuance of the modified note, which contains the convertibility option. This will result in additional interest expense of approximately $272,000 in the first quarter of 1997 and approximately $750,000 in the second quarter of 1997.

     Reverse Share Split. On October 15, 1997, the Trust's shareholders approved a one for five reverse Share split. All references to the number of Shares, per Share amounts and the market prices of the Shares have been restated to reflect the impact of the reverse Share split.

                                                                    SCHEDULE III

                      AMERICAN INDUSTRIAL PROPERTIES REIT

             CONSOLIDATED REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1996
                                    ($000'S)

                                                 INITIAL COST
                                ENCUM-      ----------------------                                WRITEDOWNS
                                BRANCES               BUILDINGS &    CAPITALIZED                     AND
      DESCRIPTION             AT 12/31/96    LAND     IMPROVEMENTS   IMPROVEMENTS   RETIREMENTS   ALLOWANCES
      -----------             -----------   -------   ------------   ------------   -----------   ----------
INDUSTRIAL PROPERTIES:
TEXAS C
  Beltline Business Ctr.....    $ 2,775     $ 1,303     $ 5,213        $   424         ($  5)      ($ 3,516)
  Commerce Park.............      2,100       1,108       4,431            542                       (2,014)
  Gateway 5 & 6.............      2,850         935       3,741            693                       (1,861)
  Northgate II..............      5,175       2,153       8,612            758                       (4,122)
  Northview.................      2,194         658       2,631             38
  Plaza Southwest...........      3,375       1,312       5,248            979
  Westchase.................      1,327         697       2,787            322           (74)        (1,158)
  Meridian..................      1,163         262       1,047
CALIFORNIA --
  Huntington Drive..........      4,575       1,559       6,237            731
MARYLAND --
  Patapsco..................      3,112       1,147       4,588            371                       (1,250)
MINNESOTA --
  Burnsville................      1,927         761       3,045            443           (18)        (1,563)
WISCONSIN --
  Northwest Business Park...      1,278       1,296       5,184            762          (131)
Retail Property:
COLORADO --
  Tamarac Square............     11,946       6,799      27,194          4,383          (241)
TRUST HOME OFFICE...........                                                31
                                -------     -------     -------        -------         -----       --------
    TOTAL...................    $43,797     $19,990     $79,958        $10,477         ($469)      ($15,484)
                                =======     =======     =======        =======         =====       ========

                                            GROSS AMT. CARRIED
                                           AT DECEMBER 31, 1996
                              -----------------------------------------------
                                        BUILDINGS &              ACCUMULATED      DATE OF        DATE
      DESCRIPTION              LAND     IMPROVEMENTS    TOTAL    DEPRECIATION   CONSTRUCTION   ACQUIRED
      -----------             -------   ------------   -------   ------------   ------------   --------
INDUSTRIAL PROPERTIES:
TEXAS C
  Beltline Business Ctr.....  $   600     $ 2,819      $ 3,419      $ 1,320          1984         1985
  Commerce Park.............      705       3,362        4,067        1,214          1984         1985
  Gateway 5 & 6.............      563       2,945        3,508        1,208       1984-85         1985
  Northgate II..............    1,329       6,072        7,401        2,365       1982-83         1985
  Northview.................      658       2,669        3,327          215          1980         1993
  Plaza Southwest...........    1,312       6,227        7,539        1,737       1970-74         1985
  Westchase.................      465       2,109        2,574          773          1983         1985
  Meridian..................      262       1,047        1,309           35          1981         1995
CALIFORNIA --
  Huntington Drive..........    1,559       6,968        8,527        2,004       1984-85         1985
MARYLAND --
  Patapsco..................      897       3,959        4,856        1,155       1980-84         1985
MINNESOTA --
  Burnsville................      432       2,236        2,668          941          1984         1986
WISCONSIN --
  Northwest Business Park...    1,296       5,815        7,111        1,668       1983-86         1986
Retail Property:
COLORADO --
  Tamarac Square............    6,799      31,336       38,135        9,307       1976-79         1985
TRUST HOME OFFICE...........                   31           31           31           N/A      various
                              -------     -------      -------      -------
    TOTAL...................  $16,877     $77,595      $94,472      $23,973
                              =======     =======      =======      =======

         The accompanying notes are an integral part of this schedule.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

                             NOTES TO SCHEDULE III
                               DECEMBER 31, 1996
                                     ($000)

RECONCILIATION OF REAL ESTATE:

                                                                1996       1995       1994
                                                              --------   --------   --------
  Balance at beginning of year..............................  $101,897   $103,843   $103,710
  Additions during period:
     Improvements...........................................       982        752      1,024
     Acquisitions...........................................        --      1,309         --
                                                              --------   --------   --------
                                                               102,879    105,904    104,734
     Deductions during period:
     Dispositions...........................................     8,407      3,402         --
     Writedowns.............................................        --        600        650
     Asset retirements......................................        --          5        241
                                                              --------   --------   --------
  Balance at end of year....................................  $ 94,472   $101,897   $103,843
                                                              ========   ========   ========

RECONCILIATION OF ACCUMULATED DEPRECIATION:

                                                                1996       1995       1994
                                                              --------   --------   --------
  Balance at beginning of year..............................  $ 23,441   $ 21,859   $ 19,315
  Additions during period:
     Depreciation expense for period........................     2,577      2,479      2,622
                                                              --------   --------   --------
                                                                26,018     24,338     21,937
  Deductions during period:
     Accumulated depreciation of real estate sold...........     2,045        897         --
     Asset retirements......................................        --         --         78
                                                              --------   --------   --------
Balance at end of year......................................  $ 23,973   $ 23,441   $ 21,859
                                                              ========   ========   ========

TAX BASIS:

     The income tax basis of real estate, net of accumulated tax depreciation, is approximately $89,033 at December 31, 1996.

DEPRECIABLE LIFE:

     Depreciation is provided by the straight-line method over the estimated useful lives which are as follows:

Buildings and capital improvements..........................  40 years
Tenant improvements.........................................  10 years

                      AMERICAN INDUSTRIAL PROPERTIES REIT

                     CONSOLIDATED STATEMENTS OF OPERATIONS
           (UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)


                                                  THREE MONTHS ENDED         NINE MONTHS ENDED
                                                     SEPTEMBER 30,             SEPTEMBER 30,
                                                -----------------------   -----------------------
                                                   1997         1996         1997         1996
                                                ----------   ----------   ----------   ----------
REVENUES
  Rents.......................................  $    2,007   $    2,150   $    5,902   $    6,568
  Tenant reimbursements.......................         559          643        1,885        2,071
  Interest income.............................         405            7          436          146
                                                ----------   ----------   ----------   ----------
                                                     2,971        2,800        8,223        8,785
                                                ----------   ----------   ----------   ----------

EXPENSES
  Property operating expenses:
     Property taxes...........................         345          368        1,032        1,110
     Property management fees.................          96          107          290          324
     Utilities................................         111          118          294          335
     General operating........................         194          189          616          610
     Repairs and maintenance..................         100          153          279          318
     Other property operating expenses........          71           75          247          220
  Depreciation and amortization...............         715          769        2,105        2,177
  Interest on 8.8% notes payable..............         427        1,001        1,312        3,350
  Interest on mortgages payable...............         742          405        2,703        1,216
  Administrative expenses:
     Trust administration and overhead........         509          300        1,320        1,190
     Litigation and proxy costs...............           2          116          439        1,004
                                                ----------   ----------   ----------   ----------
                                                     3,312        3,601       10,637       11,854
                                                ----------   ----------   ----------   ----------
  Loss from operations........................        (341)        (801)      (2,414)      (3,069)
  Extraordinary gain on extinguishment of
     debt.....................................          --           --        2,643        1,367
  Gain on sale of real estate.................          --           --          312           --
                                                ----------   ----------   ----------   ----------
NET INCOME (LOSS).............................  $     (341)  $     (801)  $      541   $   (1,702)
                                                ==========   ==========   ==========   ==========

PER SHARE DATA(a)
  Loss from operations........................  $    (0.08)  $    (0.44)  $    (0.86)  $    (1.69)
  Extraordinary gain on extinguishment of
     debt.....................................          --           --         0.94         0.75
  Gain on sale of real estate.................          --           --         0.11           --
                                                ----------   ----------   ----------   ----------
  Net Income (Loss)...........................  $    (0.08)  $    (0.44)  $     0.19   $    (0.94)
                                                ==========   ==========   ==========   ==========
  Distributions Paid..........................  $       --   $     0.20   $       --   $     0.20
                                                ==========   ==========   ==========   ==========
  Weighted average number of common shares
     outstanding..............................   4,354,378    1,815,080    2,793,417    1,815,080
                                                ==========   ==========   ==========   ==========


---------------


(a) The per share amount and weighted average shares outstanding have been restated to reflect a one for five reverse share split approved by the Trust's shareholders on October 15, 1997.


   The accompanying notes are an integral part of these financial statements.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

                          CONSOLIDATED BALANCE SHEETS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                     ASSETS


                                                              SEPTEMBER 30,    DECEMBER 31,
                                                                  1997             1996
                                                              -------------    ------------
                                                               (UNAUDITED)
Real estate:
  Held for investment.......................................    $ 98,634         $ 84,693
  Held for sale.............................................          --            9,779
                                                                --------         --------
                                                                  98,634           94,472
  Accumulated depreciation..................................     (24,877)         (23,973)
                                                                --------         --------
  Net real estate...........................................      73,757           70,499
Cash and cash equivalents:
  Unrestricted..............................................      25,780            4,010
  Restricted................................................       1,401            1,366
                                                                --------         --------
  Total cash and cash equivalents...........................      27,181            5,376
Other assets, net...........................................       4,151            3,061
                                                                --------         --------
          Total Assets......................................    $105,089         $ 78,936
                                                                ========         ========

                           LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
  Mortgage notes payable....................................    $ 41,380         $ 43,797
  8.8% notes payable........................................       5,450            9,419
  Accrued interest..........................................       1,078              602
  Accounts payable, accrued expenses and other
     liabilities............................................       2,108            1,964
  Tenant security deposits..................................         533              471
                                                                --------         --------
          Total Liabilities.................................      50,549           56,253
                                                                --------         --------
Shareholders' Equity:
  Preferred shares, $0.10 par value; 50,000,000 shares
     authorized; none issued or outstanding.................          --               --
  Shares of beneficial interest, $0.10 par value;
     500,000,000 Shares authorized; 4,657,973 Shares issued
     and outstanding(a).....................................         466              200
  Additional paid-in capital................................     158,906          127,856
  Accumulated distributions.................................     (58,456)         (58,456)
  Accumulated loss from operations and extraordinary gains
     (losses)...............................................     (47,836)         (48,065)
  Accumulated net realized gain on sales of real estate.....       1,460            1,148
                                                                --------         --------
          Total Shareholders' Equity........................      54,540           22,683
                                                                --------         --------
          Total Liabilities and Shareholders' Equity........    $105,089         $ 78,936
                                                                ========         ========


---------------


(a) Shares issued and outstanding have been restated to reflect a one for five reverse share split approved by the Trust's shareholders on October 15, 1997.


   The accompanying notes are an integral part of these financial statements.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (UNAUDITED, IN THOUSANDS)

                                                              NINE MONTHS ENDED
                                                                SEPTEMBER 30,
                                                              ------------------
                                                               1997       1996
                                                              -------    -------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................  $   541    $(1,702)
  Adjustments to reconcile net income (loss) to net cash
     used in operating activities:
     Extraordinary gain on extinguishment of debt...........   (2,643)    (1,367)
     Gain on sale of real estate............................     (312)        --
     Depreciation...........................................    1,846      1,933
     Amortization of deferred financing costs...............      146         54
     Other amortization.....................................      259        244
     Changes in operating assets and liabilities:
       Decrease (increase) in other assets and restricted
        cash................................................   (1,363)      (450)
       Decrease in accounts payable, other liabilities and
        tenant security deposits............................      268       (260)
       Increase (decrease) in accrued interest..............      741     (3,108)
                                                              -------    -------
          Net Cash Used In Operating Activities.............     (517)    (4,656)
                                                              -------    -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of real estate................................   (6,404)        --
  Capitalized improvements and leasing commissions..........     (646)      (925)
  Net proceeds from sales of real estate....................    2,029         --
                                                              -------    -------
          Net Cash Provided By (Used In) Investing
           Activities.......................................   (5,021)      (925)
                                                              -------    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal repayments on mortgage notes payable............   (4,008)      (170)
  Proceeds from issuance of common shares...................   31,316         --
  Distributions to shareholders.............................       --       (363)
                                                              -------    -------
          Net Cash Used In Financing Activities.............   27,308       (533)
                                                              -------    -------
          Net Decrease in Unrestricted Cash and Cash
           Equivalents......................................   21,770     (6,114)
          Unrestricted Cash and Cash Equivalents at
           Beginning of Period..............................    4,010      7,694
                                                              -------    -------
          Unrestricted Cash and Cash Equivalents at End of
           Period...........................................  $25,780    $ 1,580
                                                              =======    =======
          Cash Paid for Interest............................  $ 3,129    $ 7,674
                                                              =======    =======

   The accompanying notes are an integral part of these financial statements.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997
                                  (UNAUDITED)

NOTE 1 -- BASIS OF PRESENTATION

     The accompanying consolidated financial statements are presented in accordance with the requirements of Form 10-Q and consequently do not include all of the disclosures required by generally accepted accounting principles or those contained in the Trust's Annual Report on Form 10-K. Accordingly, these financial statements should be read in conjunction with the audited financial statements of the Trust for the year ended December 31, 1996, included in the Trust's Annual Report on Form 10-K.

     The financial information included herein has been prepared in accordance with the Trust's customary accounting practices and has not been audited. In the opinion of management, the information presented reflects all adjustments necessary for a fair presentation of interim results. All such adjustments are of a normal and recurring nature.

     Certain amounts in prior year financial statements have been reclassified to conform with the current year presentation.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation. The consolidated financial statements of the Trust include the accounts of American Industrial Properties REIT and its wholly-owned subsidiaries. Significant intercompany balances and transactions have been eliminated in consolidation.

     Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ significantly from such estimates and assumptions.

     Real Estate. The Trust carries its real estate held for investment at depreciated cost unless the asset is determined to be impaired. Real estate classified as held for sale is carried at the lower of depreciated cost or fair market value less costs to sell. In accordance with Statement of Financial Accounting Standards No. 121, Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, the Trust records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the expected undiscounted cash flows estimated to be generated by those assets are less than the related carrying amounts. If an asset held for investment is determined to be impaired, the impairment would be measured based upon the excess of the asset's carrying value over the fair value. In addition, the Trust records impairment losses on assets held for sale when the estimated sales proceeds, after estimated selling costs, is less than the carrying value of the related asset. At September 30, 1997, all of the Trust's properties were classified as held for investment. Should unforeseen factors cause certain properties to be reclassified to held for sale, significant adjustments to reduce the net book value of such properties could be required.

     Property improvements are capitalized while maintenance and repairs are expensed as incurred. Depreciation of buildings and capital improvements is computed using the straight-line method over forty years. Depreciation of tenant improvements is computed using the straight-line method over ten years.

     Other Assets. Other assets consists primarily of deferred rent receivable, prepaid leasing commissions and loan fees. Deferred rent receivable arises as the Trust recognizes rental income, including contractual rent increases or delayed rent starts, on a straight-line basis over the lease term. The Trust has recorded deferred rent receivable of $525,000 and $599,000 at September 30, 1997 and December 31, 1996, respectively. Leasing commissions are capitalized and amortized on a straight-line basis over the life of the lease. Loan fees are capitalized and amortized to interest expense on a level yield basis over the term of the related loan.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

     Income Taxes. The Trust operates as a real estate investment trust ("REIT") for federal income tax purposes. Under the REIT provisions, the Trust is required to distribute 95% of REIT taxable income and is allowed a deduction for dividends paid during the year. No provisions for Federal income taxes have been required or recorded to date.

     Reverse Share Split. On October 15, 1997, the Trust's shareholders approved a one for five reverse Share split. All references to the number of Shares, per Share amounts and the market prices of the Shares have been restated to reflect the impact of the reverse Share split.

     Earnings per share. Earnings per share is computed based upon the weighted average number of common shares outstanding. The computation of earnings per share does not include common share equivalents as the inclusion of such does not result in dilution (based upon application of the "treasury stock" method) or, in periods where there is a net loss, is anti-dilutive.

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 "Earnings Per Share" ("Statement 128"). Statement 128 specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Management believes that adoption of Statement 128 will not have a material effect on the Trust's earnings per share.

     Share Compensation. The Trust accounts for its share compensation arrangements under the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25") and intends to continue to do so. See Note 5 for a discussion of the Trust's share compensation arrangements.

NOTE 3 -- ZERO COUPON NOTES

     In December 1993 and November 1994, the Trust deposited United States Government investment securities into an irrevocable trust to complete in-substance defeasance of certain of its Zero Coupon Notes due November 1997. The debt, which aggregated $16,067,000 at September 30, 1997, was accounted for as if extinguished in December 1993 and November 1994. The funds in the trust, which will be used solely to satisfy the principal and interest of the defeased debt, will be sufficient to satisfy all future debt service requirements for the defeased debt instruments.

NOTE 4 -- SHAREHOLDER TRANSACTIONS

     On February 26, 1997, USAA Real Estate Company ("REALCO"), the owner at that time of approximately 31.8% of the Trust's outstanding Shares of Beneficial Interest (the "Shares"), purchased outstanding indebtedness of the Trust totaling $9,419,213. Pursuant to an earlier agreement with the Trust, the notes were then modified by REALCO to, among other things, reduce the principal amount of these notes from $9,419,213 to $7,040,721, resulting in an extraordinary gain on extinguishment of debt (including certain accrued interest) to the Trust of $2,643,000. At the time the notes were modified, the Trust made a principal payment of $1,591,103, reducing the outstanding principal amount to $5,449,618. According to the modification terms, interest continues to accrue at 8.8%, payable monthly, and the maturity of the notes is extended from March 31, 1997 to December 31, 2000. Pursuant to shareholder approval on June 30, 1997, REALCO has the option to convert the principal amount of the notes into Shares of the Trust at the conversion rate of $10.00 per share (if converted prior to December 31, 1997) or $11.25 per share (if converted between December 31, 1997 and December 31, 2000). The Trust currently expects REALCO to elect this conversion in the fourth quarter of 1997. As a result, the Trust will reflect approximately $1,022,000, based upon the difference between the market trading price of $11.90 per share on February 26, 1997 and the $10.00 conversion price, as interest expense between February 26, 1997 and December 31, 1997. The date of February 26, 1997 is used to measure market value as this is deemed to be the date of issuance of the modified note, which contains the convertibility option. Based upon these assumptions, the Trust recorded additional interest expense of $188,000 in the third quarter of 1997 ($835,000 for the nine months ended September 30, 1997) and expects to record the remaining $187,000 of interest expense in the fourth quarter of 1997.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

     On June 30, 1997, the shareholders of the Trust approved an increase in the authorized number of shares of beneficial interest from 10,000,000 to 500,000,000 and approved the authorization of 50,000,000 preferred shares. The preferences or rights of the preferred shares, which have a par value per share of $0.10, will be set as such shares are issued.

     In July 1997, the Trust sold a total of 1,433,483 Shares to clients and affiliates of Morgan Stanley Asset Management, Inc. (collectively "MSAM"). Pursuant to an earlier agreement, the Shares were issued at $12.25 per Share, generating total proceeds of $17,560,176. Also in July 1997, the Trust sold to certain clients of ABKB/LaSalle Securities Limited Partnership and LaSalle Advisors Limited Partnership (collectively, "ABKB") a total of 1,224,489 Shares at $12.25 per Share for total proceeds of $15,000,000. The agreement with MSAM allows them to purchase an additional 199,169 Shares at $12.25 per Share. In connection with these transactions, the Board of Trust Managers was expanded from five to eight members, with two MSAM representatives and one ABKB representative appointed as Trust Managers.

     On July 7, 1997, the Trust signed definitive merger agreements with USAA Real Estate Income Investments I, A California Limited Partnership, USAA Real Estate Income Investments II Limited Partnership, a Texas limited partnership, USAA Income Properties III Limited Partnership, a Delaware limited partnership, and USAA Income Properties IV Limited Partnership, a Delaware limited partnership (collectively, the "RELPs") pursuant to which the RELPs will be merged into the Trust (the "Merger"). If the Merger is accomplished, the Trust will acquire nine real estate properties consisting of three office buildings totaling 550,000 square feet, two industrial properties totaling 320,000 square feet, three office/research and development properties totaling 156,000 square feet, and one retail property totaling 77,000 square feet. In addition, the Trust will acquire a 55.84% joint venture interest in a 291,000 square foot office property. The agreed value of the interests in these properties, including assumption of $31,704,000 in related debt, is $89,622,000. Pursuant to the terms of the agreements, the Trust will issue an aggregate of 4,412,829 shares of beneficial interest at $13.125 per share (for a total value of $57,918,385) to the limited partners in the RELPs in exchange for their limited partnership interests in the RELPs. The Merger, which has been approved by the Trust's Board of Trust Managers and the Board of Directors of each of the general partners of the RELPs, is subject to due diligence by both parties and certain other conditions, including approval by the shareholders of the Trust and the limited partners of each of the RELPs.

     Pursuant to the terms of the agreements, the Trust will issue an aggregate of 4,412,829 shares of beneficial interest at $13.125 per share (for a total value of $57,918,385) to the limited partners in the RELPs in exchange for their limited partnership interests in the RELPs. The Merger, which has been approved by the Trust's Board of Trust Managers and the Board of Directors of each of the general partners of the RELPS and certain conditions, including approval by the shareholders of the Trust and the limited partners of each of the RELPS.

     On August 20, 1997, a lawsuit was filed in the Superior Court of the State of Arizona against certain entities, including the Trust and the general partners of each RELP, alleging, among other things, breaches of fiduciary duty in connection with the transactions contemplated in the merger agreements. The lawsuit was subsequently removed to federal court and has been transferred to the Western District of Texas, San Antonio Division. The lawsuit seeks, among other things, to enjoin the consummation of the merger and damages, including attorneys' fees and expenses. The defendants in the lawsuit believe that the plaintiffs' claims are without merit and intend to defend vigorously against the lawsuit. However, no assurance can be given that the plaintiffs in the lawsuit will not be successful.

NOTE 5 -- INCENTIVE COMPENSATION

     On June 30, 1997, the shareholders of the Trust approved an Employee and Trust Manager Incentive Share Plan (the "Plan"). The Plan, which is to be administered by the Compensation Committee of the Board of Trust Managers (the "Committee"), reserves a total of 160,000 common shares for issuance under

                      AMERICAN INDUSTRIAL PROPERTIES REIT
the Plan pursuant to the exercise of incentive and non-qualified share options and the grant of restricted share awards. On June 30, 1997, the Committee awarded a total of 125,000 options to management with an exercise price of $15.00 (the closing trading price of common shares on June 30, 1997), an expiration date of June 30, 2007, and vesting of 20% annually, beginning on June 30, 1997. As provided in the Plan, the Committee also awarded 2,000 options to each Trust Manager with an exercise price from $14.69 to $15.00, an expiration date of June 30, 2007, and immediate vesting.

     The Trust has elected to follow APB 25 and related interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123 Accounting for Stock Based Compensation, requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Trust's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

NOTE 6 -- SUBSEQUENT EVENTS

     On October 15, 1997, the Trust's shareholders approved a one for five reverse Share split. All references to the number of Shares, per Share amounts and the market prices of the Shares have been restated to reflect the impact of the reverse Share split.

     On October 3, 1997, the Trust, as general partner in a limited partnership, purchased a portfolio of eight properties with 783,780 net rentable square feet located in Dallas and suburban areas of Dallas, Texas. The purchase price of the portfolio was $36.8 million. The purchase price was partially financed by a borrowings of approximately $20.7 million under a secured acquisition line (see below), approximately $2.8 million of limited partnership units ("OP Units") issued to the limited partners of the partnership and cash totaling approximately $13.3 million. Beginning on October 3, 1999, the OP Units are redeemable for cash or, at the election of the Trust (as general partner) common shares on a one-for-one basis. In addition, the limited partners received warrants, which expire on October 3, 2000, to purchase 40,000 common shares at $17.50 per share.

     On October 3, 1997, the Trust entered into a $35,000,000 secured acquisition line with Prudential Securities Corporation. The credit line, which will be secured by properties acquired with proceeds from the credit line, bears variable interest at a rate based on the 30 day LIBOR rate plus 200 basis points. The maximum loan to value ratio for borrowings is 70%. Unless extended, borrowings under the credit line mature on October 3, 1998 and, if not repaid, allow the lender to move such borrowings into a securitized mortgage pool. The Trust intends to refinance borrowings under this credit line with proceeds from future permanent financing transactions or equity offerings.

     On October 20, 1997, the Trust filed preliminary proxy materials for a special meeting of shareholders, to be held in December 1997, relating to a proposed offering of up to $75 million of common shares in a private placement transaction.

     The Trust expects to close the purchase of a 286,000 square foot warehouse and service center property in Houston, Texas in November 1997. The Trust anticipates borrowing approximately $6,600,000 of the $10,700,000 purchase price under the acquisition line discussed above.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

                  SPECIAL MEETING TO BE HELD DECEMBER 12, 1997

           THIS PROXY IS SOLICITED ON BEHALF OF THE TRUST MANAGERS OF
               AMERICAN INDUSTRIAL PROPERTIES REIT (THE "TRUST")

                                     PROXY

     The undersigned hereby appoints Charles W. Wolcott and Marc A. Simpson, and each of them, jointly and severally, as Proxies, each with full power of substitution, to vote all of the undersigned's Common Shares of Beneficial Interest in the Trust ("Shares"), held of record on November 20, 1997, at the Special Meeting of Shareholders or at any postponements or adjournments thereof, on the proposals set forth on the reverse side, as directed.




                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                              /SEE REVERSE SIDE/

/X/  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTION MADE BELOW. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL ONE. THE PROXIES WILL VOTE WITH RESPECT TO THE SECOND PROPOSAL ACCORDING TO THEIR BEST JUDGMENT.

1. Approval of the issuance by the Trust of up to an aggregate of $75 million of Common Shares in a private placement.

                  FOR         AGAINST        ABSTAIN
                  / /           / /             / /

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.


                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    / /

                           By signing and returning this Proxy, the undersigned acknowledges receipt of the Notice of Special Meeting and Proxy Statement delivered herewith.

                           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED PRE-PAID ENVELOPE OR DELIVER TO: BOSTON EQUISERVE, PROXY SERVICES, 150 ROYALL STREET, CANTON, MA 02021-1031, M/S: 45-01-02.
                           FACSIMILE COPIES OF THE PROXY, PROPERLY COMPLETED AND DULY EXECUTED, WILL BE ACCEPTED AT (781) 575-2534 UNTIL 5:00 P.M. BOSTON TIME ON DECEMBER 11, 1997.

                           Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title of such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.